Exhibit 10.9
Conformed Copy

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

FOR

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC
A DELAWARE LIMITED LIABILITY COMPANY

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH MEMBERSHIP INTERESTS MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS THEY ARE QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE MEMBERSHIP INTERESTS REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS, AND CONDITIONS WHICH ARE SET FORTH HEREIN.

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
FOR
CHARTER COMMUNICATIONS HOLDING COMPANY, LLC
A DELAWARE LIMITED LIABILITY COMPANY

         This Amended and Restated Limited Liability Company Agreement for Charter Communications Holding Company, LLC, a Delaware limited liability company (“Company”), is made and entered into effective as of August 31, 2001 (“Effective Date”), by and among the individuals and entities listed on Schedule A attached hereto, with reference to the following facts:

         A.     A Certificate of Formation of the Company was filed with the Delaware Secretary of State on May 25, 1999. The Company was formed and has been heretofore operated pursuant to the Limited Liability Company Agreement entered into and made effective as of May 25, 1999 by Charter Investment, Inc. (formerly known as Charter Communications, Inc.), a Delaware corporation (“CII”), as amended and restated by (i) that certain Amended and Restated Limited Liability Company Agreement entered into and made effective as of August 10, 1999, by and between CII and Vulcan Cable III Inc., a Delaware corporation (“Vulcan Cable”), (ii) that certain Amended and Restated Limited Liability Company Agreement entered into and made effective as of September 14, 1999, by and among CII, Vulcan Cable, and certain other investors, (iii) that certain Amended and Restated Limited Liability Company Agreement entered into and made effective as of November 8, 1999, by and among CII, Vulcan Cable, Charter Communications, Inc., a Delaware corporation (“PublicCo”), and certain other investors, (iv) that certain Amended and Restated Limited Liability Company Agreement entered into and made effective as of November 12, 1999, by and among CII, Vulcan Cable, PublicCo, Falcon Holding Group, L.P., a Delaware limited partnership (“FHGLP”), and certain other investors, (v) that certain Amended and Restated Limited Liability Company Agreement entered into and made effective as of February 14, 2000, by and among CII, Vulcan Cable, PublicCo, and certain other investors, as amended by the First Amendment, Second Amendment, and Third Amendment thereto made effective as of September 13, 2000, October 24, 2000, and February 12, 2001, respectively, and (vi) that certain Amended and Restated Limited Liability Company Agreement entered into and made effective as of January 1, 2001, by and among CII, Vulcan Cable, PublicCo, and certain other investors (the “Existing LLC Agreement”).

         B.     On May 25, 1999, CII contributed its entire one hundred percent (100%) limited liability company interest in Charter Communications Holdings, LLC, a Delaware limited liability company, to the Company and became the sole Member of the Company. In August and September 1999, Vulcan Cable contributed to the Company cash and assets valued in the aggregate, at the time of the contributions, at One Billion Three Hundred Twenty-Five Million Dollars ($1,325,000,000) and became a Member of the Company.

         C.     On September 14, 1999, pursuant to (i) that certain Purchase and Sale Agreement dated as of April 26, 1999 by and among the sellers listed on the signature pages thereto, Rifkin Acquisition Partners, L.L.L.P., and CII, (ii) that certain Purchase and Sale

Agreement dated as of April 26, 1999 by and among the sellers listed on the signature pages thereto, InterLink Communications Partners, LLLP, and CII (the agreements described in clauses (i) and (ii) are collectively referred to herein as the “Rifkin Purchase Agreement,” and all signatories to the Rifkin Purchase Agreement other than CII, Rifkin Acquisition Partners, L.L.L.P., and InterLink Communications Partners, LLLP are collectively referred to herein as the “Rifkin Sellers”), and (iii) that certain Contribution Agreement dated as of September 14, 1999, by and among Charter Communications Operating, LLC, the Company, and the persons listed on the signature pages thereto (the “Rifkin Contribution Agreement”), some of the Rifkin Sellers contributed certain assets to the Company and became Members of the Company. On November 12, 1999, some of these Rifkin Sellers contributed their Membership Interests to PublicCo.

         D.     On November 12, 1999, PublicCo effected an initial public offering of its stock (the “IPO”) and contributed or agreed to contribute to the Company (i) certain assets acquired utilizing certain proceeds of the IPO and (ii) the remaining net proceeds of the IPO, and became a Member of the Company. In connection with the IPO, Vulcan Cable contributed an additional Seven Hundred Fifty Million Dollars ($750,000,000) in cash to the Company.

         E.     On November 12, 1999, pursuant to that certain Purchase and Contribution Agreement dated as of May 26, 1999, by and among CII, Falcon Communications, L.P., FHGLP, TCI Falcon Holdings, LLC, Falcon Cable Trust, Falcon Holding Group, Inc., and DHN Inc., as amended (the “Falcon Purchase Agreement”), FHGLP contributed certain assets to the Company and became a Member of the Company. On the same day, FHGLP distributed all of its Membership Interests in the Company to its partners, and (i) the FHGLP partners (other than Belo Ventures, Inc.) contributed all of their Membership Interests in the Company to PublicCo, and (ii) Belo Ventures, Inc., an FHGLP partner, sold its entire Membership Interest in the Company to Vulcan Cable.

         F.     On February 14, 2000, pursuant to that certain Purchase and Contribution Agreement dated as of June 29, 1999, by and among BCI (USA), LLC, William J. Bresnan, Blackstone BC Capital Partners, L.P., Blackstone BC Offshore Capital Partners, L.P., Blackstone Family Media Partnership III L.P., TCI Bresnan LLC, TCID of Michigan, Inc., and the Company, as amended (the “Bresnan Purchase Agreement”) (all such signatories to the Bresnan Purchase Agreement other than the Company are collectively referred to herein as the “Bresnan Sellers”), some of the Bresnan Sellers contributed certain assets to the Company and became Members of the Company.

         G.     Since February 14, 2000, the Company has issued additional Class B Common Units to PublicCo in exchange for certain asset contributions and in connection with certain employee equity option exercises.

         H.     On August 31, 2001, in connection with the closing of certain transactions contemplated by that certain Agreement and Plan of Merger and Asset Purchase Agreement dated as of March 14, 2001, by and among PublicCo, Cable USA, Inc., Antilles Wireless, L.L.C., F&S Fiber Systems, L.L.C., American Media Group, L.L.C., Internet USA, L.L.C., Thomsic, L.L.C., USA Paging, L.L.C., and certain other persons listed on the signature pages thereto, as amended (the “Cable USA Purchase Agreement”), the Company has issued Class B Preferred Units to PublicCo in exchange for certain asset contributions.

         I.     Section 10.11 of the Existing LLC Agreement provides that an amendment to the Existing LLC Agreement to incorporate the changes made by this Agreement shall be effective as an amendment only upon the approval of Members holding more than fifty percent (50%) of the Class B Common Units. Immediately prior to the Effective Date, PublicCo owned all outstanding Class B Common Units and desires to approve the amendment to the Existing LLC Agreement made by this Agreement.

         NOW, THEREFORE, the Existing LLC Agreement is hereby being amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

         When used in this Agreement, unless the context otherwise requires, the following terms shall have the meanings set forth below (all terms used in this Agreement that are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement):

         1.1 “Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-01 et seq., as the same may be amended from time to time.

         1.2 “Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Allocation Period, after giving effect to the following adjustments:

         1.2.1 Credit to such Capital Account any amounts that such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5);

         1.2.2 Credit to such Capital Account the amount of the deductions and losses referable to any outstanding recourse liabilities of the Company owed to or guaranteed by such Member (or a related person within the meaning of Regulations Section 1.752-4(b)) to the extent that no other Member bears any economic risk of loss and the amount of the deductions and losses referable to such Member’s share (determined in accordance with the Member’s Percentage Interest) of outstanding recourse liabilities owed by the Company to non-Members to the extent that no Member bears any economic risk of loss; and

         1.2.3 Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         1.3 “Affiliate” of any Person shall mean any other Person that, directly or indirectly, controls, is under common control with or is controlled by that Person. For purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         1.4 “Agreement” means this Amended and Restated Limited Liability Company Agreement, as originally executed and as amended and/or restated from time to time.

         1.5 “Allocated Tax Deductions” has the meaning set forth in Section 6.5.2(c).

         1.6 “Allocation Period” means the Company’s fiscal year, which shall be the calendar year, or any portion of such period for which the Company is required to allocate Net Profits, Net Losses, or other items of Company income, gain, loss, or deduction pursuant hereto.

         1.7 “Approval of the Class A Common Members” means the affirmative vote, approval or consent of Members holding more than fifty percent (50%) of the Class A Common Units.

         1.8 “Approval of the Members” means the affirmative vote, approval or consent of Members holding more than fifty percent (50%) of the Class B Common Units, provided that if at any time a court of competent jurisdiction shall hold that the Class B Common Stock of PublicCo is not entitled to vote, or shall enjoin the holders of the Class B Common Stock of PublicCo from exercising voting rights, (a) to elect solely all but one of the directors of PublicCo (except for any director(s) elected separately by the holders of one or more series of preferred stock of PublicCo), (b) on any other matter subject to a PublicCo shareholder vote, on the basis of (x) ten (10) votes for each share of Class B Common Stock of PublicCo held by the holders of Class B Common Stock, and for each share of Class B Common Stock for which any Units held directly or indirectly by such Persons are exchangeable, divided by (y) the number of shares of Class B Common Stock owned by such Persons, or (c) as a separate class, as to certain specified matters in the PublicCo’s certificate of incorporation, as amended from time to time, that adversely affect the Class B Common Stock relating to issuance of Class B Common Stock and other equity securities other than Class A Common Stock or affecting the voting power of the Class B Common Stock, “Approval of the Members” means the affirmative vote, approval or consent of Members holding more than fifty percent (50%) of the Common Units. The conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock in accordance with Clause (b)(viii) of Article Fourth of PublicCo’s certificate of incorporation as constituted as of the Class B Common Measuring Date shall not constitute an event described in the proviso of the preceding sentence.

         1.9 “Attribution Rules” has the meaning set forth in Section 4.7.1 of this Agreement.

         1.10 “Baseline Tax Deductions” has the meaning set forth in Section 6.5.2(c).

         1.11 “Basis” means the adjusted basis of an asset for federal income tax purposes.

         1.12 “Board” has the meaning set forth in Section 5.2.1 of this Agreement.

         1.13 “Bresnan Contributed Interest” has the meaning ascribed to the term “Contributed Interest” in Section 2.1(b) of the Bresnan Purchase Agreement.

         1.14 “Bresnan Exchange Agreement” means the Exchange Agreement entered into as of the Class C Common Measuring Date by and among PublicCo and Bresnan Holders.

         1.15 “Bresnan Holder” means each of the Bresnan Sellers who receives Class C Common Units on the Class C Common Measuring Date pursuant to the Bresnan Purchase Agreement.

         1.16 “Bresnan Permitted Transferee” means (i) with respect to BCI (USA), LLC and William J. Bresnan, (x) any affiliate of William J. Bresnan that is, directly or indirectly, at least eighty percent (80%) owned or controlled by William J. Bresnan, or (y) William J. Bresnan, William J. Bresnan’s spouse, or William J. Bresnan’s descendants (including spouses of his descendants), any trust established solely for the benefit of any of the foregoing individuals, any private foundation of which only the foregoing individuals, Myles W. Schumer, Jeffrey DeMond, and/or Priscilla O’Clock serve as trustees, or any partnership or other entity at least eighty percent (80%) owned or controlled directly or indirectly by any of the foregoing Persons, and (ii) with respect to Blackstone BC Capital Partners L.P., Blackstone BC Offshore Capital Partners, L.P., and Blackstone Family Media Partnership III L.P. (collectively, the “Initial Blackstone Members”), as long as the proposed Transfer does not result in more than five (5) Persons owning the Class C Common Units issued to the Initial Blackstone Members under the Bresnan Purchase Agreement, Blackstone Capital Partners III Merchant Banking Fund L.P., Blackstone Offshore Capital Partners III Merchant Banking Fund L.P. and Blackstone Family Investment Partnership III, L.P. (collectively, the “Blackstone Funds”) or any other limited partnership the general partner of which is at least eighty percent (80%) owned or controlled by the Persons that own or control the general partner of each of the Blackstone Funds; provided, however, that “Bresnan Permitted Transferee” shall not include the partners in such partnerships.

         1.17 “Bresnan Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

         1.18 “Bresnan Put Agreement” means the Put Agreement entered into as of the Class C Common Measuring Date by and among Bresnan Holders and Paul G. Allen.

         1.19 “Bresnan Sellers” has the meaning set forth in the recitals to this Agreement.

         1.20 “Cable Sports” has the meaning set forth in Section 2.5.

         1.21 “Cable Transmission Business” has the meaning set forth in Section 2.5 of this Agreement.

         1.22 “Cable USA Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

         1.23 “Capital Account” means with respect to any Member the capital account that the Company establishes and maintains for such Member pursuant to Section 3.3 herein.

         1.24 “Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company with respect to the interest in the Company held by such Person. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note (or a Person related to the maker of the note within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Person until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2).

         1.25 “Certificate” means the Certificate of Formation of the Company originally filed with the Delaware Secretary of State, as amended and/or restated from time to time.

         1.26 “CII” has the meaning set forth in the recitals to this Agreement.

         1.27 “CII Exchange Agreement” means the Exchange Agreement dated as of the Class B Common Measuring Date by and among PublicCo, CII, Vulcan Cable, and Paul G. Allen, including, to the extent provided thereunder, the Tax Agreement attached as Exhibit A thereto.

         1.28 “Class A Common Member” means any Member holding and to the extent it holds Class A Common Units.

         1.29 “Class A Common Stock” means any common stock of PublicCo denominated “Class A Common.”

         1.30 “Class A Common Units” means any Unit denominated “Class A Common

         1.31 “Class A Preferred Contributed Amount” means, with respect to each Class A Preferred Member, the sum of the net values of all of the Class A Preferred Contributed Properties contributed by such Class A Preferred Member on the Class A Preferred Measuring Date, as set forth on Schedule A attached hereto.

         1.32 “Class A Preferred Contributed Property” means each property (other than cash) contributed to the Company by Class A Preferred Members, in exchange for Class A Preferred Units.

         1.33 “Class A Preferred Measuring Date” means September 14, 1999.

         1.34 “Class A Preferred Member” means any Member holding and to the extent it holds Class A Preferred Units.

         1.35 “Class A Preferred Return Amount” means with respect to any Class A Preferred Unit the amount determined by applying an eight percent (8%) per annum simple rate to the Class A Preferred Contributed Amount represented by such Class A Preferred Unit set forth on Schedule A attached hereto for the period beginning on the Class A

Preferred Measuring Date and ending on the date (i) on which any such Unit is redeemed by the Company, (ii) on which any such Unit is Transferred to PublicCo or another Person pursuant to the Rifkin Put Agreement or this Agreement, or (iii) on which liquidating distributions are made with respect to such Unit pursuant to Article IX; provided, however, that the Class A Preferred Return Amount shall not accrue for any days for which an interest payment accrues under the Rifkin Put Agreement.

         1.36 “Class A Preferred Units” means any Unit denominated “Class A Preferred.”

         1.37 “Class B Common Change Date” means January 1, 2004.

         1.38 “Class B Common Conversion Units” has the meaning set forth in Section 3.6.6(c).

         1.39 “Class B Common Measuring Date” means November 12, 1999.

         1.40 “Class B Common Member” means any Member holding and to the extent it holds Class B Common Units.

         1.41 “Class B Common Stock” means any common stock of PublicCo denominated “Class B Common.”

         1.42 “Class B Common Units” means any Unit denominated “Class B Common.”

         1.43 “Class B Preferred Member” means any Member holding and to the extent it holds Class B Preferred Units.

         1.44 “Class B Preferred Units” means any Unit denominated “Class B Preferred.”

         1.45 “Class C Common Change Date” means January 1, 2005.

         1.46 “Class C Common Contributed Property” means each property (other than cash) contributed by the Class C Common Members, in exchange for Class C Common Units.

         1.47 “Class C Common Measuring Date” means February 14, 2000.

         1.48 “Class C Common Member” means any Member holding and to the extent it holds Class C Common Units.

         1.49 “Class C Common Units” means any Unit denominated “Class C Common.”

         1.50 “Class D Common Units” means any Unit denominated “Class D Common,” which was initially issued to FHGLP on the Class B Common Measuring Date and was subsequently converted into a Class A Common Unit or a Class B Common Unit.

         1.51 “Code” means the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Regulations.

         1.52 “Combined Book Profits” and “Combined Book Losses” mean, for any Allocation Period, an amount equal to the Company’s Net Profits or Net Losses for such Allocation Period, with the following adjustment: all items of Company deduction for Depreciation that are specially allocated pursuant to Section 6.3.7 hereof shall be taken into account in computing Combined Book Profits or Combined Book Losses.

         1.53 “Common Members” means Members holding and to the extent they hold Common Units.

         1.54 “Common Units” means any Unit denominated “Common,” including Class A Common Units, Class B Common Units, Class C Common Units, and any Units so designated that may be hereafter issued by the Company.

         1.55 “Company” has the meaning set forth in the preamble to this Agreement.

         1.56 “Company Minimum Gain” has the meaning ascribed to the term “Partnership Minimum Gain” in Regulations Section 1.704-2(d).

         1.57 “Depreciation” means, for each Allocation Period, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Allocation Period, except that if the Gross Asset Value of an asset differs from its Basis at the beginning of such Allocation Period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Period bears to such beginning Basis; provided, however, that if the Basis of an asset at the beginning of such Allocation Period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

         1.58 “Depreciation Allocations” has the meaning set forth in Section 6.5.1 of this Agreement.

         1.59 “Effective Date” has the meaning set forth in the preamble to this Agreement.

         1.60 “Existing LLC Agreement” has the meaning set forth in the recitals to this Agreement.

         1.61 “Falcon Contributed Interest” has the meaning ascribed to the term “Contributed Interest” in Section 2.1(b) of the Falcon Purchase Agreement.

         1.62 “Falcon Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

         1.63 “FHGLP” has the meaning set forth in the recitals to this Agreement.

         1.64 “Gross Asset Value” means, with respect to any asset, the asset’s Basis, except as follows:

                  1.64.1 Except as otherwise provided in the Rifkin Contribution Agreement, the Falcon Purchase Agreement, or Section 5.7(f) of the Bresnan Purchase Agreement, the

initial Gross Asset Value of any asset contributed by a Member (or a former member) to the Company shall be the gross fair market value of such asset, as determined by the contributing Person and the Manager;

                  1.64.2 The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Property as consideration for an interest in the Company; and (c) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                  1.64.3 The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the Manager; and

                  1.64.4 The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the Basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and Section 1.76.6 hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section 1.64.4 to the extent the Manager determines that an adjustment pursuant to Section 1.64.2 hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 1.64.4.

                  If the Gross Asset Value of an asset has been determined or adjusted pursuant to Section 1.64.1, Section 1.64.2, or Section 1.64.4 hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses

         1.65 “HSA” has the meaning set forth in Section 2.5 of this Agreement.

         1.66 “Incidental Business” has the meaning set forth in Section 2.5 of this Agreement.

         1.67 “IPO” has the meaning set forth in the recitals to this Agreement.

         1.68 “Manager” has the meaning set forth in Section 5.1.1 of this Agreement.

         1.69 “Member” means each Person who is listed on Schedule A attached hereto as a Member and any additional or substitute Member admitted to the Company as a member of the Company in accordance with the terms of this Agreement (so long as such Person holds a Membership Interest in the Company).

         1.70 “Member Nonrecourse Debt” has the meaning ascribed to the term “Partner Nonrecourse Debt” in Regulations Section 1.704-2(b)(4).

         1.71 “Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

         1.72 “Member Nonrecourse Deductions” means items of Company loss, deduction, or Code Section 705(a)(2)(B) expenditures that are attributable to Member Nonrecourse Debt or to other liabilities of the Company owed to or guaranteed by a Member (or a related person within the meaning of Regulations Section 1.752-4(b)) to the extent that no other Member bears the economic risk of loss.

         1.73 “Membership Interest” means a Member’s entire limited liability company interest in the Company including the Member’s right to share in income, gains, losses, deductions, credits, or similar items of, and to receive distributions from, the Company pursuant to this Agreement and the Act.

         1.74 “Net Cash From Operations” means the gross cash proceeds from Company operations (including sales and dispositions of Property in the ordinary course of business) less the portion thereof used to pay or establish reasonable reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as determined by the Manager. “Net Cash From Operations” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established pursuant to the first sentence of this Section 1.74 and Section 1.75 hereof.

         1.75 “Net Cash From Sales or Refinancings” means the net cash proceeds from all sales and other dispositions (other than in the ordinary course of business) and all refinancings of Property, less any portion thereof used to establish reasonable reserves, all as determined by the Manager. “Net Cash From Sales or Refinancings” shall include all principal and interest payments with respect to any note or other obligation received by the Company in connection with sales and other dispositions (other than in the ordinary course of business) of Property.

         1.76 “Net Profits” and “Net Losses” mean, for each Allocation Period, an amount equal to the Company’s taxable income or loss for such Allocation Period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  1.76.1 Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be added to such taxable income or loss;

                  1.76.2 Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be subtracted from such taxable income or loss;

                  1.76.3 In the event the Gross Asset Value of any Company asset is adjusted as a result of the application of Regulations Section 1.704-1(b)(2)(iv)(e) or Regulations Section 1.704-1(b)(2)(iv)(f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses;

                  1.76.4 Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the Basis of such Property differs from its Gross Asset Value;

                  1.76.5 In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation in accordance with Section 1.57 hereof;

                  1.76.6 To the extent an adjustment to the Basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Basis of the asset) or loss (if the adjustment decreases the Basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses; and

                  1.76.7 Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 6.3 or 6.5 hereof shall not be taken into account in computing Net Profits or Net Losses (the amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to any provision of this Agreement shall be determined by applying rules analogous to those set forth in Sections 1.76.1 through 1.76.6 above).

                  The foregoing definition of Net Profits and Net Losses is intended to comply with the provisions of Regulations Section 1.704-1(b) and shall be interpreted consistently therewith. In the event the Manager determines that it is prudent to modify the manner in which Net Profits and Net Losses are computed in order to comply with such Regulations, the Manager may make such modification.

         1.77 “Non-Attributable Status” has the meaning set forth in Section 4.7.1 of this Agreement.

         1.78 “Non-Operating Profits” and “Non-Operating Losses” mean, for any Allocation Period, the following: (i) all items of gain or loss resulting from any disposition of Property other than in the ordinary course of business (for this purpose, an abandonment of Property shall be treated as occurring in the ordinary course of business); and (ii) all items of gain or loss arising upon the adjustment of the Gross Asset Value of any Company asset as a result of the application of Regulations Section 1.704-1(b)(2)(iv)(e) or Regulations Section 1.704-1(b)(2)(iv)(f), to the extent that if such Company asset had been disposed of on the date of such adjustment for its then fair market value (i.e., its Gross Asset Value immediately following such adjustment), items of gain or loss (determined without taking into account the effect of such adjustment on the asset’s book basis for purposes of Code Section 704(b)) would have been included in the preceding clause (i). If, for any Allocation Period, the aggregate amount of such gains exceeds the aggregate amount of such losses, then such items shall be taken into account as Non-Operating Profits. If, for any Allocation Period, the aggregate amount of such losses exceeds the aggregate amount of such gains, then such items shall be taken into account as Non-Operating Losses. Notwithstanding the foregoing, any items that are specially allocated pursuant to Sections 6.3.1 through 6.3.8, inclusive, Section 6.3.10, or Section 6.5 hereof shall not be taken into account for purposes of determining Non-Operating Profits or Non-Operating Losses.

         1.79 “Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1).

         1.80 “Nonrecourse Liability” has the meaning set forth in Regulations Section 1.704-2(b)(3).

         1.81 “Non-Recognition Transaction” means an exchange to which Code Section 351 applies or a transaction which qualifies as a “reorganization” under Code Section 368(a), as described in Sections 2.1(a) and 2.1(b) of the CII Exchange Agreement.

         1.82 “Ownership Rules” has the meaning set forth in Section 4.7.2 of this Agreement.

         1.83 “Percentage Interest” means, with respect to each Common Member as of any date, the percentage equal to the number of Common Units then held by such Common Member divided by the total number of Common Units then held by all Common Members.

         1.84 “Person” means any individual, general partnership, limited partnership, limited liability company, limited liability partnership, corporation, trust, estate, real estate investment trust, association, or other entity.

         1.85 “Property” means all real and personal property acquired by the Company and any improvements thereto, and shall include both tangible and intangible property.

         1.86 “PublicCo” has the meaning set forth in the recitals to this Agreement.

         1.87 “Regulations” means the regulations currently in force from time to time as final or temporary that have been issued by the U.S. Department of the Treasury pursuant to its authority under the Code. If a word or phrase is defined in this Agreement by cross-referencing the Regulations, then to the extent the context of this Agreement and the Regulations require, the term “Member” shall be substituted in the Regulations for the term “partner”, the term “Company” shall be substituted in the Regulations for the term “partnership”, and other similar conforming changes shall be deemed to have been made for purposes of applying the Regulations.

         1.88 “Regulatory Allocations” has the meaning set forth in Section 6.5.1.

         1.89 “Remedial Method” means the “remedial allocation method” described in Regulations Section 1.704-3(d).

         1.90 “Rifkin Contributed Interest” has the meaning ascribed to the term “Contributed Interest” in the recitals to the Rifkin Contribution Agreement.

         1.91 “Rifkin Contribution Agreement” has the meaning set forth in the recitals to this Agreement.

         1.92 “Rifkin Holder” means each Rifkin Seller who elected to receive Class A Preferred Units pursuant to the Rifkin Contribution Agreement.

         1.93 “Rifkin Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

         1.94 “Rifkin Put Agreement” means the Redemption and Put Agreement dated as of September 14, 1999 by and among the Company, Paul G. Allen, and each Rifkin Holder.

         1.95 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission or any successor agency thereto promulgated thereunder, as in effect from time to time.

         1.96 “Special Allocation Amount” means an amount equal to (i) the aggregate amount of the items previously allocated to the Class A Common Members pursuant to Sections 6.3.7(a)(y) and 6.3.7(c)(y), plus (ii) the aggregate amount of Net Losses previously allocated to the Class A Common Members pursuant to Section 6.2.1(b), minus (iii) the aggregate amount of Net Profits previously allocated to the Class A Common Members pursuant to Sections 6.1.1(b) and 6.1.3(b), minus (iv) the aggregate amount of Non-Operating Profits previously allocated to the Class A Common Members pursuant to Section 6.3.9(a)(y) (i.e., the excess of the aggregate amount of the gains included in such Non-Operating Profits over the aggregate amount of the losses included therein).

         1.97 “Special Allocation Amount Ratio” means, for any Allocation Period, an amount equal to (i) the Special Allocation Amount as of the beginning of such Allocation Period, divided by (ii) Combined Book Profits for such Allocation Period times the Class B Common Members’ aggregate Percentage Interests; provided, however, that if the Special Allocation Amount Ratio is greater than one (1), then it shall be deemed to be one (1) for purposes of this Agreement.

         1.98 “Special Loss Allocations” has the meaning set forth in Section 6.4.1.

         1.99 “Special Profit Allocations” has the meaning set forth in Section 6.4.1.

         1.100 “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, joint venture or other business entity of which (i) if a corporation, (x) ten percent (10%) or more of the total voting power of shares of stock entitled to vote in the election of directors thereof or (y) ten percent (10%) or more of the value of the equity interests is at the time owned or controlled, directly or indirectly, by the Person or one or more of its Subsidiaries, or (ii) if a limited liability company, partnership, association or other business entity, ten percent (10%) or more of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by the Person or one or more of its subsidiaries. The Person shall be deemed to have a ten percent (10%) or greater ownership interest in a limited liability company, partnership, association or other business entity if the Person is allocated ten percent (10%) or more of the limited liability company, partnership, association or other business entity gains or losses or shall be or control the Person managing such limited liability company, partnership, association or other business entity.

         1.101 “Target Capital Account” has the meaning set forth in Section 6.5.1.

         1.102 “Tax Loan” has the meaning set forth in Section 4.8.1.

         1.103 “Tax Loan Amount” has the meaning set forth in Section 4.8.1

         1.104 “Tentative Special Allocation Amount” has the meaning set forth in Section 6.3.9(a).

         1.105 “Tentative Special Allocation Amount Ratio” means, for any Allocation Period, an amount equal to (i) the Tentative Special Allocation Amount as of the end of such Allocation Period, divided by (ii) the Class B Common Members’ aggregate Percentage Interests times the excess of the aggregate amount of the gains included in Non-Operating Profits for such Allocation Period over the aggregate amount of the losses included therein; provided, however, that if the Tentative Special Allocation Amount Ratio is greater than one (1), then it shall be deemed to be one (1) for purposes of this Agreement.

         1.106 “Tentative Taxable Income” and “Tentative Tax Loss” have the meanings set forth in Section 6.3.7(e) of this Agreement.

         1.107 “Traditional Method” means the “traditional method” of making Code Section 704(c) allocations described in Regulations Section 1.704-3(b).

         1.108 “Transaction Documents” has the meaning set forth in Section 10.1 of this Agreement.

         1.109 “Transfer” means any direct or indirect sale, transfer, assignment, hypothecation, encumbrance or other disposition, whether voluntary or involuntary, whether by gift, bequest or otherwise. In the case of a hypothecation, the Transfer shall be deemed to occur both at the time of the initial pledge and at any pledgee’s sale or a sale by any secured creditor.

         1.110 “Transferring Member” means, with regard to any transaction, any Member who attempts to Transfer any of its Membership Interest or with regard to whose Membership Interest an option is exercised pursuant to this Agreement.

         1.111 “Units” means the units of Membership Interest issued by the Company to its Members, which entitle the Members to certain rights as set forth in this Agreement.

         1.112 “VCOC” means “Venture Capital Operating Company” as defined in Section 2501.3-101(d) of the regulations promulgated by the United States Department of Labor under the Employee Retirement Income Security Act of 1974, as amended.

         1.113 “VCOC Exception” means the exception for which an entity qualifies under Section 2510.3-101(a)(2)(i) of the regulations promulgated by the United States Department of Labor under the Employee Retirement Income Security Act of 1974, as amended, by reason of being a VCOC so that the underlying assets of that entity do not constitute “plan assets” within the meaning of Section 2510.3-101(a) of such regulations.

         1.114 “Vulcan Cable” has the meaning set forth in the recitals to this Agreement.

ARTICLE II

ORGANIZATIONAL MATTERS

         2.1 Formation. Pursuant to the Act, the Company has been formed as a Delaware limited liability company under the laws of the State of Delaware. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

         2.2 Name. The name of the Company shall be “Charter Communications Holding Company, LLC.” The business and affairs of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Manager may deem appropriate or advisable. The Manager shall file any fictitious name certificates and similar filings, and any amendments thereto, that may be appropriate or advisable.

         2.3 Term. The term of the Company shall commence on the date of the filing of the Certificate with the Delaware Secretary of State and shall continue until the Company is dissolved in accordance with the provisions of this Agreement.

         2.4 Principal Office; Registered Agent. The principal office of the Company shall be as determined by the Manager. The Company shall continuously maintain a registered agent and office in the State of Delaware as required by the Act. The registered agent and office shall be as stated in the Certificate or as otherwise determined by the Manager.

         2.5 Purpose of Company. The Company may carry on any lawful business, purpose, or activity that may be carried on by a limited liability company under applicable law; (i) provided, however, that, until all outstanding shares of Class B Common Stock have been converted into shares of Class A Common Stock in accordance with Clause (b)(viii) of Article Fourth of PublicCo’s certificate of incorporation as constituted as of the Class B Common Measuring Date, without the Approval of the Class A Common Members, the Company shall not engage directly or indirectly, including without limitation through any Subsidiary, in any business other than (A) the Cable Transmission Business (as defined below), (B) as a member or shareholder of, and subscriber to, the portal joint venture with Broadband Partners, (C) as an owner and operator of the business of Interactive Broadcaster Services Corporation, a California corporation, which shall include solely the ownership of its assets and continuation of its business substantially as owned and conducted as of September 13, 2000, (D) as a member of and service provider to the joint venture for the development of a licensable reference design for a cable set-top box with functionalities of a video cassette recorder and a personal video recorder, (E) as a member of Cable Sports Southeast, LLC, a Delaware limited liability company (“Cable Sports”), so long as Cable Sports continues to conduct substantially the same business conducted by it on October 24, 2000, (F) as a shareholder of High Speed Access Corp., a Delaware corporation (“HSA”), so long as HSA continues to conduct substantially the same business as conducted by it at the time of the consummation of the transactions contemplated by the Stock Purchase Agreement dated as of October 19, 2000 among Charter Communications Ventures, LLC, HSA and Vulcan Ventures Incorporated, as it may be amended from time to time, and (G) on and after February 12, 2001, as an equity investor in @Security Broadband Corp., a Texas corporation, so long as @Security Broadband Corp. continues to conduct substantially the same business conducted by it on February 1, 2001; (ii) provided further, that to the extent that, as of the Class B Common Measuring Date, the Company was directly or indirectly engaged in or had agreed to acquire directly or indirectly any business other than the Cable Transmission Business or as a member of, and subscriber to, the portal joint venture with Broadband Partners (any such other business, an “Incidental Business,” and collectively, “Incidental Businesses”), so long as (a) such Incidental Businesses so engaged in by the Company on the Class B Common Measuring Date in the aggregate on such date accounted for less than ten percent (10%) of the consolidated revenues of the total business engaged in by the Company or (b) such Incidental Businesses which on the Class B Common Measuring Date the Company had agreed to acquire in the aggregate on such date accounted for less than ten percent (10%) of the consolidated revenues of the total businesses to be acquired, as applicable, the Company may, directly or indirectly, including through any Subsidiary, continue to conduct any such Incidental Business and the foregoing limitation on the business and purpose of the Company shall not require that any such Incidental Business be divested by the Company, but the Company shall not, directly or indirectly, expand any such Incidental Business by means of any acquisition or any commitment of the Company or its Subsidiaries’ resources or financial support. “Cable Transmission Business” means the transmission of video, audio (including telephony) and data over cable television systems owned, operated or managed by the Company or its Subsidiaries; provided, that the businesses of RCN Corporation and its Subsidiaries shall not be deemed to be a Cable Transmission Business.

ARTICLE III

CAPITAL CONTRIBUTIONS AND UNITS

         3.1 Capital Contributions and Certain Transfers of Units

                  3.1.1 CII or an Affiliate of CII.

                           (a) On May 25, 1999, CII contributed its entire one hundred percent (100%) limited liability company interest in Charter Communications Holdings, LLC, a Delaware limited liability company, to the Company in exchange for Two Hundred Seventeen Million Five Hundred Eighty-Five Thousand Two Hundred Forty-Six (217,585,246) Class A Common Units.

                           (b) In August and September 1999, Vulcan Cable contributed cash and assets valued in the aggregate (net of liabilities), at the time of the contributions, at One

Billion Three Hundred Twenty-Five Million Dollars ($1,325,000,000) in exchange for Sixty-Three Million Nine Hundred Seventeen Thousand Twenty-Eight (63,917,028) Class A Common Units.

                           (c) On the Class B Common Measuring Date, Vulcan Cable contributed an additional Seven Hundred Fifty Million Dollars ($750,000,000) in cash to the Company in exchange for Forty-One Million One Hundred Eighteen Thousand Four Hundred Twenty-One (41,118,421) additional Class A Common Units.

                           (d) Upon a Rifkin Holder’s exercise of its put right under the Rifkin Put Agreement pursuant to which the Company is required to redeem Class A Preferred Units from such Rifkin Holder, if requested by the Manager in a prompt written notice to CII, CII or, at CII’s discretion, its Affiliate (other than PublicCo) shall contribute to the Company, in exchange for additional Class A Common Units, an amount of cash equal to the amount that the Company is required to pay such Rifkin Holder for its Class A Preferred Units being redeemed and all Common Units will be diluted on a proportional basis. In return for CII or its Affiliate’s Capital Contribution under this Section 3.1.1(d), the Company is authorized, without the need for additional act or consent of any Person, to issue additional Class A Common Units to CII or its Affiliate pursuant to Section 3.6.2(c).

                  3.1.2 Rifkin Holders. On the Class A Preferred Measuring Date, pursuant to the Rifkin Contribution Agreement, Rifkin Holders contributed the Rifkin Contributed Interest to the Company in exchange for One Hundred Thirty-Three Million Three Hundred Twelve Thousand One Hundred Eighteen (133,312,118) Class A Preferred Units. On the Class B Common Measuring Date, Rifkin Holders contributed One Hundred Thirty Million Three Hundred Five Thousand Nine Hundred Sixteen (130,305,916) Class A Preferred Units to PublicCo, and these Preferred Units converted into Six Million Nine Hundred Forty-Six Thousand Eight Hundred Ninety-Two (6,946,892) Class B Common Units.

                  3.1.3 PublicCo.

                           (a) On the Class B Common Measuring Date, PublicCo contributed the net proceeds of the IPO and the net proceeds from the underwriters’ exercise of their over-allotment option in connection with the IPO (less certain proceeds retained to acquire certain assets) and agreed to contribute the assets acquired with the retained proceeds to the Company (valued in the aggregate at Three Billion Five Hundred Sixty-Six Million Eight Hundred Seventy Thousand Dollars ($3,566,870,000)) in exchange for One Hundred Ninety-Five Million Five Hundred Fifty Thousand (195,550,000) Class B Common Units.

                           (b) On September 7, 2000, in connection with the closing of the transaction contemplated by the Agreement and Plan of Merger dated as of March 6, 2000, by and among Cablevision of Michigan, Inc., CSC Holdings, Inc., and PublicCo, PublicCo contributed certain assets to the Company in exchange for Eleven Million One Hundred Seventy-Three Thousand Three Hundred Seventy-Six (11,173,376) Class B Common Units.

                           (c) On September 13, 2000, in connection with the closing of the transaction contemplated by the Merger Agreement and Plan of Reorganization dated as of August 11, 2000, by and among PublicCo, Craig T. Moncreiff, and Interactive Broadcaster

Services Corporation, PublicCo contributed certain assets to the Company in exchange for Four Hundred Seventy-Two Thousand Six Hundred Forty-Six (472,646) Class B Common Units.

                           (d) On May 30, 2001, PublicCo contributed the net proceeds of a public offering and the net proceeds from the underwriters’ exercise of their over-allotment option in connection with such offering (in the aggregate, approximately $1,221,000,000) in exchange for Sixty Million Two Hundred Forty-Seven Thousand Three Hundred Fifty (60,247,350) Class B Common Units.

                           (e) The Company has issued through the Effective Date (and will continue to issue in the future) Class B Common Units to PublicCo in connection with employee equity option exercises.

                           (f) On the Effective Date, in connection with the closing of certain transactions contemplated by the Cable USA Purchase Agreement, PublicCo is contributing certain assets to the Company in exchange for 505,664 Class B Preferred Units.

                           (g) Upon PublicCo’s issuance of shares of common stock other than in exchange for Units, PublicCo shall contribute the net cash proceeds and assets received in respect of such issuance to the Company in exchange for a number of Class B Common Units equal to the number of shares of common stock so issued by PublicCo.

                           (h) Upon PublicCo’s issuance of capital stock, other than common stock, PublicCo shall contribute the net cash proceeds and assets received in respect of any such issuance in exchange for Units that mirror to the extent practicable the terms and conditions of such capital stock of PublicCo, as reasonably determined by the Manager.

                  3.1.4 FHGLP. On the Class B Common Measuring Date, FHGLP contributed the Falcon Contributed Interest to the Company in exchange for Twenty Million Eight Hundred Ninety-Three Thousand Five Hundred Thirty-Nine (20,893,539) Class D Common Units. On the same day, FHGLP distributed all such Class D Common Units to its partners who, in turn, contributed Nineteen Million Two Hundred Forty-Three Thousand Six Hundred Ninety-One (19,243,691) Class D Common Units to PublicCo and sold One Million Six Hundred Forty-Nine Thousand Eight Hundred Forty-Eight (1,649,848) Class D Common Units to Vulcan Cable. The Class D Common Units contributed to PublicCo converted into Class B Common Units, and the Class D Common Units sold to Vulcan Cable converted into Class A Common Units. On the Class C Common Measuring Date, in connection with the closing of the transaction contemplated by the Bresnan Purchase Agreement and pursuant to the Falcon Purchase Agreement, the Company issued (i) Three Hundred Forty-Nine Thousand One Hundred Sixty-Two (349,162) additional Class B Common Units to PublicCo (as a successor in interest of FHGLP), and (ii) Twenty-Nine Thousand Nine Hundred Thirty-Six (29,936) additional Class A Common Units to Vulcan Cable (as a successor-in-interest of FHGLP).

                  3.1.5 Bresnan Holders. On the Class C Common Measuring Date, the Bresnan Holders contributed the Bresnan Contributed Interest to the Company in exchange for Fourteen Million Seven Hundred Ninety-Five Thousand Nine Hundred Ninety-Five

(14,795,995) Class C Common Units pursuant to the Bresnan Purchase Agreement. On June 1, 2001, pursuant to the Bresnan Purchase Agreement, the Company issued 35,557 additional Class C Common Units to the Bresnan Holders.

                  3.1.6 Outstanding Units. Schedule A attached hereto describes all of the outstanding Units as of the Effective Date.

         3.2 Additional Capital Contributions. No Member shall be required to make any Capital Contributions other than the Capital Contributions required by Section 3.1. Subject to the approval of the Manager, the Members may be permitted from time to time to make additional Capital Contributions if it is determined that such additional Capital Contributions are necessary or appropriate for the conduct of the Company’s business and affairs, including without limitation expansion or diversification. The Manager shall approve all aspects of any such additional Capital Contribution, such as the amount and nature of the consideration to be contributed to the Company, the resulting increase in interest to be received by the contributing Member, the resulting dilution of interest to be incurred by the other Members, and the extent to which Members will participate in the allocations and distributions of the Company as a result thereof.

         3.3 Capital Accounts. The Company shall establish an individual Capital Account for each Member. The Company shall determine and maintain each Capital Account in accordance with Regulations Section 1.704-1(b)(2)(iv) and, in pursuance thereof, the following provisions shall apply:

                  3.3.1 To each Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s allocated share of Net Profits and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3, 6.4, or 6.5 hereof, and the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member;

                  3.3.2 To each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member’s allocated share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3, 6.4, or 6.5 hereof, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company;

                  3.3.3 In the event all or a portion of a Membership Interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest; and

                  3.3.4 In determining the amount of any liability for purposes of Sections 3.3.1 and 3.3.2 hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

                  The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section

1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Manager determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the Manager may make such modification.

         3.4 No Interest. No Member shall be entitled to receive any interest on such Member’s Capital Contributions.

         3.5 Limited Withdrawal Rights of Members; Redemption Rights of the Company.

                  3.5.1 No Withdrawal in General. No Member shall have the right to withdraw such Member’s Capital Contributions or to demand and receive property of the Company or any distribution in return for such Member’s Capital Contributions, except as may be specifically provided in this Agreement or required by law.

                  3.5.2 Redemption of Class A Preferred Units.

                           (a) Upon a Rifkin Holder’s exercise of its put right under the Rifkin Put Agreement pursuant to which the Company is required to redeem Class A Preferred Units, the Company shall redeem in cash from such Rifkin Holder the number of Class A Preferred Units specified in the notice of exercise. The redemption price for such Class A Preferred Units shall be the sum of (i) the Class A Preferred Contributed Amount in respect of such Class A Preferred Units and (ii) the Class A Preferred Return Amount in respect of such redeemed Class A Preferred Units. The redemption of Class A Preferred Units shall be effectuated as of the last day of the calendar quarter following the date of a Rifkin Holder’s exercise of its put right. The Class A Preferred Units redeemed pursuant to this Section 3.5.2(a) shall be deemed cancelled.

                           (b) All Class A Preferred Units outstanding on the fifteenth (15th) anniversary of the Class A Preferred Measuring Date shall be redeemed by the Company on such date at a redemption price equal to the sum of (i) the Class A Preferred Contributed Amount in respect of such Class A Preferred Units and (ii) the Class A Preferred Return Amount in respect of such redeemed Class A Preferred Units. The Class A Preferred Units redeemed pursuant to this Section 3.5.2(b) shall be deemed cancelled.

                  3.5.3 Right to Redeem Class A Preferred Units. At any time after the third anniversary of the Class A Preferred Measuring Date, the Company shall have the right to redeem the Class A Preferred Units at a redemption price equal to the sum of (i) the Class A Preferred Contributed Amount in respect of such redeemed Class A Preferred Units and (ii) the Class A Preferred Return Amount in respect of such redeemed Class A Preferred Units. The Class A Preferred Units redeemed pursuant to this Section 3.5.3 shall be deemed cancelled.

                  3.5.4 Redemption of Class B Common Units. Upon PublicCo’s request, the Company is required and is hereby authorized to redeem Class B Common Units held by PublicCo to the extent reasonably practicable as determined by the Manager. The redemption price for such Class B Common Units shall be determined in good faith by the Manager and PublicCo. The Class B Common Units redeemed pursuant to this Section 3.5.4 shall be deemed cancelled.

         3.6 Units.

                  3.6.1 Classes and Number of Units. Units shall consist of the following: (i) Class A Preferred Units, (ii) Class B Preferred Units, (iii) Class A Common Units, (iv) Class B Common Units, (v) Class C Common Units, and (vi) any other classes of common or preferred Units upon the Approval of the Members. Subject to the terms of this Agreement, the Company may issue as many as one hundred billion (100,000,000,000) units of each class of Units. Notwithstanding any provision of this Agreement to the contrary, upon PublicCo’s request, the Company is required and is hereby authorized to subdivide (by any split, distribution, reclassification, recapitalization or otherwise) or combine (by reverse split, reclassification, recapitalization or otherwise) the outstanding Units so that the number of outstanding shares of PublicCo’s common stock will equal on a one-for-one basis the number of Common Units owned by PublicCo. The Manager is authorized to take any action necessary, desirable, or convenient to effectuate the foregoing.

                  3.6.2 Class A Common Units.

                           (a) As of the Effective Date, the number of Class A Common Units issued to CII is Two Hundred Seventeen Million Five Hundred Eighty-Five Thousand Two Hundred Forty-Six (217,585,246), and the number of Class A Common Units issued to Vulcan Cable is One Hundred Six Million Seven Hundred Fifteen Thousand Two Hundred Thirty-Three (106,715,233).

                           (b) After the Effective Date, if CII or any Affiliate of CII (other than PublicCo) contributes any assets to the Company, the Members’ Membership Interests will be adjusted, additional Class A Common Units will be issued to CII or such Affiliate, and Common Units will be diluted on a proportional basis with Class B Common Units.

                           (c) Notwithstanding any other provision of this Section 3.6, upon contribution of cash by CII or its Affiliate (other than PublicCo) to the Company pursuant to Section 3.1.1(d), the number of Class A Common Units to be issued to CII or such Affiliate will be (i) the amount of cash contributed by CII or such Affiliate, divided by (ii) nineteen dollars ($19) (subject to an appropriate adjustment if the Company’s Common Units are split, subdivided or combined after the Effective Date).

                           (d) Upon the acquisition of Class A Preferred Units pursuant to the Rifkin Put Agreement by CII or its Affiliate (other than PublicCo), such Class A Preferred Units will be converted into Class A Common Units. CII or such Affiliate will be deemed to have made a Capital Contribution of cash to the Company in the amount paid to a Class A Preferred Member pursuant to the Rifkin Put Agreement, and the Company will be deemed to have issued Class A Common Units to CII or its Affiliate. The number of Class A Common Units acquired by CII or such Affiliate pursuant to this Section 3.6.2(d) will be (i) the net purchase price paid by CII or such Affiliate for the Class A Preferred Units, divided by (ii) nineteen dollars ($19) (subject to an appropriate adjustment if the Company’s Common Units are split, subdivided or combined after the Effective Date).

                  3.6.3 Class A Preferred Units. As of the Effective Date, the aggregate number of outstanding Class A Preferred Units is Three Million Six Thousand Two Hundred Two (3,006,202).

                  3.6.4 Class B Common Units.

                           (a) As of the Effective Date, the aggregate number of Class B Common Units issued to PublicCo was Two Hundred Ninety-Four Million Two Hundred Sixty-Seven Thousand Five Hundred Forty (294,267,540).

                           (b) Upon PublicCo’s contribution of cash and/or assets to the Company pursuant to Section 3.1.3(g), the Company will issue to PublicCo that number of additional Class B Common Units equal to the number of shares of common stock issued by PublicCo in such transaction.

                           (c) Upon PublicCo’s contribution of cash and/or assets to the Company pursuant to Section 3.1.3(h), the Company will issue to PublicCo Units that mirror to the extent practicable the terms and conditions of the capital stock issued by PublicCo, as reasonably determined by the Manager.

                           (d) The Company may and is authorized to issue Class B Common Units to certain Persons pursuant to the terms of the Company’s employee option/compensatory plans and agreements (as adopted or entered into from time to time).

                  3.6.5 Class C Common Units. As of the Effective Date, the aggregate number of Class C Common Units issued to the Bresnan Holders is Fourteen Million Eight Hundred Thirty-One Thousand Five Hundred Fifty-Two (14,831,552).

                  3.6.6 Class B Preferred Units.

                  As of the Effective Date, the Company shall issue to PublicCo 505,664 Class B Preferred Units. Without limiting the generality of Sections 3.1.3(h), 3.6.4(c), and 5.1.7, in the case of the Class B Preferred Units, the following provisions shall apply, notwithstanding anything to the contrary contained in Section 3.3 or Articles VI or IX:

                  (a) The Manager shall distribute cash from the Company to the Class B Preferred Member (or, following a conversion described in Section 3.6.6(c), the Class B Common Member) in the same amounts and at the same times as the payments made by the Class B Preferred Member (or the Class B Common Member) for (i) dividends (when, as, and if declared by its Board of Directors under that certain Certificate of Designation of Series A Convertible Preferred Stock of PublicCo) with respect to the shares of Series A Convertible Preferred Stock issued by it pursuant to the Cable USA Purchase Agreement, and (ii) federal, state, and local taxes attributable to the allocations made pursuant to Section 3.6.6(b) or to the distributions made pursuant to any provision of this Section 3.6.6; provided, however, that such distributions to the Class B Preferred Member (or the Class B Common Member) shall not be made to the extent they would (x) violate applicable law; (y) breach, or with the passage of time or the giving of notice result in a breach of, any contractual covenants of the Company or its Subsidiaries; or (z) following the occurrence of any event specified in Section 9.1, create or increase a Capital Account deficit for the Class

B Preferred Member (or the Class B Common Member) that exceeds its obligation deemed and actual to restore such deficit, determined as follows: distributions shall first be determined tentatively pursuant to this Section 3.6.6(a) without regard to the Class B Preferred Member’s (or the Class B Common Member’s) Capital Account, and then the allocation provisions of this Section 3.6.6 and Article VI shall be applied tentatively as if such tentative distributions had been made; if the Class B Preferred Member (or the Class B Common Member) shall thereby have a deficit Capital Account that exceeds its obligation (deemed or actual) to restore such deficit, the actual distribution to it pursuant to this Section 3.6.6(a) shall be equal to the tentative distribution to it less the amount of such excess. The distributions by the Company required by this Section 3.6.6(a) shall have priority over any distributions to be made pursuant to Section 6.9 or Section 9.5.2.

                  (b) If the Company has Combined Book Profits for any Allocation Period, then a uniform percentage of the Net Profits and of each item of Depreciation for such Allocation Period shall be allocated to the Class B Preferred Member or, following a conversion described in Section 3.6.6(c), the Class B Common Member so as to cause an allocation pursuant to this Section 3.6.6(b) for such Allocation Period of an aggregate amount of net book income to the extent of the excess, if any, of (i) the cumulative amount of the distributions made pursuant to Section 3.6.6(a) on or before a date thirty (30) days after the end of such Allocation Period, over (ii) the cumulative amount of net book income allocated pursuant to this Section 3.6.6(b) for all prior Allocation Periods. The allocations required by this Section 3.6.6(b) shall have priority over any allocations to be made pursuant to Section 6.1 or Section 6.3.7 (other than subsections (e) and (f) thereof).

                  (c) Upon the conversion of any shares of Series A Convertible Preferred Stock issued by PublicCo pursuant to the Cable USA Purchase Agreement into shares of Class A Common Stock of PublicCo, a like number of Class B Preferred Units shall be automatically converted into that number of Class B Common Units (“Class B Common Conversion Units”) equal to the number of shares of Class A Common Stock of PublicCo into which the shares of Series A Convertible Preferred Stock of PublicCo converted. If the Company has Non-Operating Profits or Non-Operating Losses for any Allocation Period ending after such a conversion, then a uniform percentage of every item of gain and loss included in such Non-Operating Profits or Non-Operating Losses either (i) shall be allocated under this Section 3.6.6(c) to the Class B Common Member with respect to the Class B Common Conversion Units or (ii) shall not be allocated under Section 6.3.9 to the Class B Common Member with respect to the Class B Common Conversion Units (in which case the items not so allocated with respect to the Class B Common Conversion Units shall be allocated with respect to other Units as provided under Section 6.3.9), and such allocations and limitations on allocations under clauses (i) and (ii) shall continue until the average per-unit Capital Account balance then traceable with respect to the Class B Common Conversion Units is equal to the average per-unit Capital Account balance then traceable with respect to all other Class B Common Units. In determining the amount of such average per-unit Capital Account balances for purposes of this Section 3.6.6(c), the effect of the distributions and allocations made pursuant to Sections 3.6.6(a) and 3.6.6(b) shall be disregarded. The allocations required by this Section 3.6.6(c) shall have priority over any allocations to be made pursuant to Section 6.3.9.

                  (d) An allocation under Article VI shall not be made to the extent it would cause the Adjusted Capital Account Balance of the Class B Common Member to be less than the amount of the Liquidation Preference. For purposes of this Section 3.6.6(d), “Adjusted Capital Account Balance” means, with respect to the Class B Common Member, its Capital Account balance as adjusted by the items described in Sections 1.2.1, 1.2.2, and 1.2.3, and “Liquidation Preference” means, as of any date, an amount equal to the amount that, in the event of a liquidation of PublicCo, would be required to be distributed by PublicCo in respect of the then outstanding shares of its Series A Convertible Preferred Stock that are attributable to the Cable USA Purchase Agreement. Any allocations not made to the Class B Common Member as a result of the limitation set forth in this Section 3.6.6(d) shall be subject to a curative allocation mechanism similar to that provided in Section 6.5.1 with respect to Section 6.2.3.

                  (e) The Capital Account of the Class B Preferred Member or, following a conversion described in Section 3.6.6(c), the Class B Common Member shall be credited or debited, as appropriate, to reflect the allocations made pursuant to this Section 3.6.6. No offsetting special allocations shall be made pursuant to Section 6.5.1 in respect of the allocations made pursuant to this Section 3.6.6.

                  (f) In connection with PublicCo’s redemption of any of its Series A Convertible Preferred Stock, upon PublicCo’s request, the Manager shall distribute cash from the Company to PublicCo in redemption of that number of Class B Preferred Units equal to the number of shares of Series A Convertible Preferred Stock redeemed by PublicCo. The amount of cash distributed in redemption of such Class B Preferred Units shall be equal to the aggregate redemption price paid by PublicCo in connection with its redemption of Series A Convertible Preferred Stock. The Class B Preferred Units redeemed pursuant to this Section 3.6.6(f) shall be deemed cancelled.

                  (g) In implementing the foregoing provisions, the Manager may, so long as substantially the same economic result is achieved, make such modifications and take such other actions as it deems appropriate (i) to carry out the provisions of this Section 3.6.6 in a manner that is as consistent as practicable with the other provisions of this Agreement and (ii) to take into account legal developments concerning the tax consequences of owning preferred interests in limited liability companies, including the consequences of converting such interests into common interests.

                  3.6.7 Dilution of Common Units. Upon the issuance of Common Units to an entity that is not an Affiliate of CII, and upon the issuance of Common Units to employees of the Company in their capacity as employees, all Common Units will be diluted on a proportional basis with the existing Class A Common Units.

         3.7 Equal Treatment. In any transaction involving issuance, redemption, or Transfer of Units (except as set forth in Section 3.1.1(d), 3.6.2(c), 3.6.2(d), 7.1, or 7.2) between (i) the Company and (ii) any Member that is an Affiliate of Paul G. Allen (other than PublicCo) with respect to such Member’s Common Units, such Members and the Class C Common Members will be treated in a nondiscriminatory manner. For instance, any proposed redemption from CII (as long as it is an Affiliate of Paul G. Allen) of its Common Units shall be offered to the Class C Common Members with respect to their Class C

Common Units on the same proportionate terms and conditions. Notwithstanding anything to the contrary in this Agreement, if an Affiliate of Paul G. Allen contributes cash or assets to the Company and the Company issues Units to such Person, the Class C Common Members shall not have any preemptive right to purchase any of the newly-issued Units.

         3.8 Limited Liability Company Certificates. The Manager may, in its sole discretion, provide that certain Units are to be evidenced by certificates of limited liability company interest executed by the Manager or any officers of the Company in such form as the Manager may approve.

ARTICLE IV

MEMBERS

         4.1 Limited Liability. Except as required under the Act or as expressly set forth in this Agreement, no Member shall be personally liable for any debt, obligation, or liability of the Company, whether that debt, obligation, or liability arises in contract, tort or otherwise.

         4.2 Admission of Members. Without the need for any additional act or consent of any Person, CII, Vulcan Cable, the Rifkin Holders listed on Schedule A, the Bresnan Holders, and PublicCo shall continue to be members of the Company. Except as set forth in Article VII, no Person shall be admitted as an additional Member unless approved by the Manager and the Approval of the Members. No Person shall be admitted as an additional Member until such additional Member has made any required Capital Contribution and has become a party to this Agreement. Substitute Members may be admitted only in accordance with Article VII. The Members acknowledge that the admission of such new Members or the issuance of additional Membership Interests to pre-existing Members may dilute the Percentage Interests of the Members.

         4.3 Meetings of Members.

                  4.3.1 No annual or regular meetings of the Members as such shall be required; if convened, however, meetings of the Members may be held at such date, time, and place as the Manager or as the Member or Members who properly noticed such meeting, as the case may be, may fix from time to time. At any meeting of the Members, the Chairman of the Board (or, if there is no Chairman or the Chairman so elects, a person appointed by the Manager) shall preside at the meeting and shall appoint another person to act as secretary of the meeting. The secretary of the meeting shall prepare written minutes of the meeting, which shall be maintained in the books and records of the Company.

                  4.3.2 A meeting of the Members for the purpose of addressing any matter on which the vote, consent, or approval of the Members is required or permitted under this Agreement may be called at any time by the Manager, or by any Member or Members holding more than twenty percent (20%) of all issued and outstanding Units entitled to vote on, consent to or approve such matter.

                  4.3.3 Notice of any meeting of the Members shall be sent or otherwise given by the Manager to the Members in accordance with this Agreement not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and the general nature of the business to be transacted. Except as the Members may otherwise agree, no business other than that described in the notice may be transacted at the meeting.

                  4.3.4 Attendance in person of a Member at a meeting shall constitute a waiver of notice of that meeting, except when the Member objects, at the beginning of the meeting, to the transaction of any business because the meeting is not duly called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting. Neither the business to be transacted nor the purpose of any meeting of Members need be specified in any written waiver of notice. The Members may participate in any meeting of the Members by means of conference telephone or similar means as long as all Members can hear one another. A Member so participating shall be deemed to be present in person at the meeting.

                  4.3.5 Any action that can be taken at a meeting of the Members may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed and delivered to the Company by Members representing not less than the minimum number of Units necessary under this Agreement or the Act to approve the action. The Manager shall notify Members holding Units entitled to vote on, consent to or approve such actions of all actions taken by such consents, and all such consents shall be maintained in the books and records of the Company.

         4.4 Voting by Members. The Members, acting solely in their capacities as Members, shall have the right to vote on, consent to, or otherwise approve only those matters as to which this Agreement or the Act specifically requires such approval. A Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Except as otherwise specifically provided in this Agreement, the Approval of the Members shall be all that is required as to all matters, including merger, consolidation, and conversion, as to which the vote, consent, or approval of the Members is required or permitted under this Agreement or the Act.

         4.5 Members Are Not Agents. No Member acting solely in the capacity of a Member is an agent of the Company, nor can any Member acting solely in the capacity of a Member bind the Company or execute any instrument on behalf of the Company.

         4.6 No Withdrawal. Except as provided in Articles III, VII and IX hereof, no Member may withdraw, retire, or resign from the Company without the prior Approval of the Members.

         4.7 FCC Regulations.

                  4.7.1 Notwithstanding any other provision of this Agreement to the contrary, no Class C Common Member, including any officer, director, partner, Affiliate or equivalent non-corporate official of such Class C Common Member, shall:

                           (a) act as an employee of the Company if his or her functions, directly or indirectly, relate to the media enterprises of the Company;

                           (b) serve, in any material capacity, as an independent contractor or agent with respect to the Company’s media enterprises;

                           (c) communicate with the Manager or any management committee of the Company on matters pertaining to the day-to-day operations of the Company’s business;

                           (d) perform any services for the Company materially relating to its media activities; provided, however, that such Class C Common Member may make loans to, or act as a surety for, the Company;

                           (e) become actively involved in the management or operation of the media business of the Company;

                           (f) vote on the admission of additional Members, unless such admission is subject to the veto of the Manager; or

                           (g) vote on the removal of a Member, except where such Member is (A) subject to bankruptcy proceedings, as described in Section 402(4)-(5) of the Revised Uniform Limited Partnership Act; (B) is adjudicated incompetent by a court of competent jurisdiction; or (C) is removed for cause, as determined by an independent party.

                           The foregoing language is designed to ensure that the Class C Common Members’ ownership of Class C Common Units in the Company will be deemed non-attributable for purposes of those FCC rules and regulations (as amended and any successor laws thereto, the “Attribution Rules”) that require members of a limited liability company to certify that they are not materially involved in the Company in order to obtain non-attributable status (“Non-Attributable Status”). (Notwithstanding, anything to the contrary contained herein, in the event of any amendment of the Attribution Rules (or the promulgation of any successor rules or regulations), the Manager shall have the authority to amend this Section 4.7.1 as necessary for the Class C Common Members to maintain, or obtain, Non-Attributable Status.) Although the foregoing language should be read to preclude a Class C Common Member from taking any actions with respect to the Company or any entity in which the Company holds an attributable interest that would prevent the Company from certifying that such Class C Common Member is “insulated” from material involvement in the Company under applicable FCC rules, it is not intended to preclude any Class C Common Member from engaging in any activities that are consistent with such FCC rules and would not cause the Class C Common Member to be deemed to hold an attributable interest in the Company. The Company’s sole remedy for a breach of this Section 4.7.1, except in the event of an intentional breach by a Class C Common Member, is the exercise of its rights set forth in Section 4.7.2 below.

                  4.7.2 In the event that (i) the ownership by any Class C Common Member of Class C Common Units is reasonably deemed by the Manager to be attributable for purposes of the Attribution Rules, including without limitation either as a result of (A) any breach by a Class C Common Member of Section 4.7.1 or (B) a determination by the Federal Communications Commission (“FCC”) that would reasonably be considered to result in such Class C Common Member’s ownership of Class C Common Units being deemed attributable notwithstanding the provisions of Section 4.7.1 and (ii) such attribution

(A)  results in a violation of any cross or multiple-ownership rule or regulation promulgated by the FCC (the “Ownership Rules”), including without limitation the Cable/Broadcast Television Ownership Rules (§ 47 C.F.R. 76.501(a)), the Cable Television Horizontal Ownership Rules, if applicable (§ 47 C.F.R. 76.503), or the Cable/MMDS Cross Ownership Rules (§ 47 C.F.R. 21.912) or (B) would prevent the Company from engaging in the Cable Transmission Business in any area within the United States as a result of a potential violation of the Ownership Rules, whether by acquisition of an existing system or original construction, if, at the time of the determination, the Company is actively pursuing (including making internal evaluations) engaging in the Cable Transmission Business in such area, such Class C Common Member and the Manager shall cooperate in good faith to remedy any violation of the Ownership Rules by seeking appropriate relief from the FCC with respect to such Class C Common Member’s ownership of the Class C Common Units or at such Class C Common Member’s option through the divestment by the Class C Common Member of the interest or property (with the exception of the Class C Member Units) that causes, or would cause, the violation of the Ownership Rules; provided that in no event shall the Company, any of its Subsidiaries, or such Class C Common Member be required to divest any of its properties or assets or to cease any of its business activities or to forego any opportunity to acquire or expand any properties, assets or business activities or take any action that would otherwise adversely affect the Company’s or such Class C Common Member’s business, operations or financial condition in any way or result in any significant financial expense or tax disadvantage to the Company, PublicCo or the Class C Common Member, respectively, except as specifically provided for herein. The Company and Class C Common Member shall attempt to remedy any Ownership Rule violation or potential violation as soon as practicable. In the event that such Ownership Rule violation (in the case of clause (A) above) or potential violation (in the case of clause (B) above) is not remedied within the shorter of either (i) six (6) months or such longer period of time as agreed to by mutual consent of the Company and the Class C Common Member; or (ii) such period as may be mandated by the FCC, such Class C Common Member shall exercise its right to exchange its Class C Common Units for shares of Publicly Traded Stock (as defined in the Bresnan Exchange Agreement) of PublicCo pursuant to the terms of the Bresnan Exchange Agreement. In the event the Company becomes aware of a violation of the Ownership Rules (in the case of clause (A) above) or potential violation (in the case of clause (B) above) the Company shall provide such Class C Common Member with prompt written notice. If such an exchange would result in a violation of the ownership restrictions of the Communications Act of 1934, as amended, or Ownership Rules, such violation shall be remedied, as determined by the Company in its sole discretion, by (i) the Class C Common Member selling a sufficient number of shares of Publicly Traded Stock to cure the violation; (ii) the Company taking such actions with respect to its business or operations as are necessary to cure the violation, provided that in no event shall the Company be obligated to take such actions; or (iii) if proposed by a Class C Common Member, such Class C Common Member taking actions with respect to its business or operations as are necessary to cure the violation; provided, however, that the Company shall not unreasonably withhold its consent to any remedy proposed by a Class C Common Member that would adequately and promptly address the violation and would not require the Company or any of its Subsidiaries to divest any of its properties or assets or to cease any of its business activities or to forego any opportunity to acquire or expand any properties, assets or business activities or otherwise adversely affect the Company’s business, operations or financial condition in any way or result in any significant financial expense or tax disadvantage to the Company or

PublicCo. In the event that the FCC lowers the permissible attribution percentages under its Ownership Rules, if requested by the Class C Common Member, PublicCo will reasonably cooperate in good faith to assist the Class C Common Members in taking appropriate and timely action to seek to insulate the Class C Common Member’s interest in PublicCo to the extent required (including, subject to the qualification set forth below, issuing preferred non-voting stock on substantially the same terms as the Class A Common Stock to the Class C Common Member in exchange for its Class A Common Stock or permitting the Class C Common Member to form a special purpose corporation), or the Class C Common Member, at its option, may take any other actions with respect to its business necessary to comply with the new rules; provided that in no event shall PublicCo or any of its Subsidiaries be required to divest any of its properties or assets or to cease any of its business activities or to forego any opportunity to acquire or expand any properties, assets or business activities or otherwise adversely affect PublicCo’s or the Company’s business, operations or financial condition in any way or result in any significant financial expense or tax disadvantage to PublicCo or the Company in order to achieve such insulation; provided that if such insulation is not achieved, the Class C Common Member shall divest the number of shares of Publicly Traded Stock (as defined in the Bresnan Exchange Agreement) as is necessary to remedy the applicable FCC rule or regulation at issue.

         4.8 Loans to Members.

                  4.8.1 General. If a Common Member is, or reasonably expects to be, allocated taxable income described in Section 4.8.2 or 4.8.3, then upon such Member’s request, the Company, subject to the provisions of this Section 4.8, shall make a loan (“Tax Loan”) to such Member in an amount (“Tax Loan Amount”) no greater than the amount reasonably sufficient to enable such Member to fund its tax liability, or estimated tax payments, resulting from the allocation of such taxable income on the later of (i) five days before each of April 15, June 15, September 15 and January 15 for estimated tax payments and April 15 for final tax payments, and (ii) the date such Member requests the funding of such Tax Loan, which date shall be no later than one hundred fifty (150) days after the end of the taxable year in which the taxable income arises; provided, however, that in the case of Tax Loans made with respect to estimated income tax payments, the Tax Loan Amount shall be no greater than the amount of estimated taxes actually paid by the Common Member receiving the loan and that such Member shall provide to the Company reasonable documentation of the portion of its actual estimated tax payment attributable to the taxable income described above. The Tax Loan shall be secured by a first priority security interest in all of such Member-creditor’s Common Units and may be prepaid at any time prior to the due date. The Members acknowledge (i) that many of the partners in Blackstone BC Capital Partners, L.P., Blackstone BC Offshore Capital Partners, L.P., and Blackstone Family Media Partnership III L.P. are residents of New York City and that tax liability for such Blackstone entities must be calculated using the highest nominal, marginal federal, state, and local income tax rates then imposed on such income of individual taxpayers residing in New York City, with appropriate adjustments for the federal tax benefits from the deduction for state and local taxes and (ii) that for each year, the Blackstone entities’ tax liability shall be equal to the greater of the regular or alternative minimum tax liability taking into account alternative minimum tax adjustments and carryfoward items arising from such entities’ Membership Interests in the Company. With respect to a Tax Loan to BCI (USA), LLC, the Tax Loan Amount shall be determined as follows: based upon the certification of the tax return preparer(s) of beneficial holders of membership interests in BCI (USA), LLC to whom BCI (USA), LLC allocates at least seventy-five percent (75%) of the taxable income allocated to it by the Company, BCI (USA), LLC shall certify to the Company (i) the tax liability (estimated or actual) of such beneficial holders attributable to the taxable income described in Section 4.8.2 or 4.8.3 that is allocated to such beneficial holders, and (ii) the percentage of the taxable income allocated to BCI (USA), LLC by the Company that is allocated by BCI (USA), LLC to such beneficial holders. The Tax Loan Amount shall be equal to the amount of such certified tax liability, increased proportionately to account for the beneficial holders of membership interests in BCI (USA), LLC whose allocable shares of taxable income are not reflected in such certified amount. For example, if BCI (USA), LLC certifies to the Company that the applicable tax liability is Nine Million Dollars ($9,000,000) with respect to beneficial holders to whom BCI (USA), LLC allocates ninety percent (90%) of the taxable income allocated to it by the Company, then the Tax Loan Amount shall be Ten Million Dollars ($10,000,000).

                  4.8.2 Interest-Free Loan. With respect to any taxable year ending prior to the second (2nd) anniversary of the Class C Common Measuring Date, if a Common Member is allocated any taxable income arising from a sale or other disposition (other than in the ordinary course of business) of the Property contributed by such Member pursuant to Code Section 704(c) other than taxable income arising from a fully taxable sale or disposition for which such Member has elected to receive an interest-bearing Tax Loan under Section 4.8.3, then (i) the Tax Loan for such tax liability shall be due and payable to the Company no later than ninety (90) days after the second (2nd) anniversary of the Class C Common Measuring Date (or if a Common Member exercises its put option pursuant to the Bresnan Put Agreement, then the date of closing thereunder) and shall be interest-free, and (ii) the Tax Loan Amount due shall be reduced by the amount of income taxes paid by the Member attributable to its recognition of imputed income under the interest-free Tax Loan.

                  4.8.3 Interest-Bearing Loan. With respect to any taxable year ending prior to the tenth (10th) anniversary of the Class C Common Measuring Date, if a Common Member is allocated (i) any taxable income other than, in the case of a Class C Common Member, an amount of taxable income equal to the amount of the hypothetical remedial item of taxable income required to be taken into account in determining the allocation of items of Depreciation to such Member under Section 6.3.7(f), or (ii) any taxable income arising from a fully taxable sale or disposition (other than in the ordinary course of business) of the Property contributed by such Member pursuant to Section 704(c) other than an amount for which the Member has elected to receive an interest-free Tax Loan pursuant to Section 4.8.2, then the Tax Loan for such tax liability shall be due and payable to the Company no later than the tenth (10th) anniversary of the Class C Common Measuring Date and shall bear interest, compounded annually at a rate per annum equal to the applicable federal rate under Code Section 1274(d) for a loan due on the tenth (10th) anniversary of the Class C Common Measuring Date plus 100 basis points.

                  4.8.4 Acceleration of Repayment. Notwithstanding anything to the contrary in this Section 4.8, (i) if the Company makes any distributions to the Common Members pursuant to Section 6.9 or otherwise, the amount of each Common Member’s outstanding Tax Loan Amount equal to the amount of distributions made to such Member pursuant to Section 6.9 or otherwise shall become due and payable to the Company immediately, and (ii) if any Class C Common Member sells, transfers, or exchanges any of its Class C Common Units (other than pursuant to Section 7.2.3), the amount of such Member’s outstanding Tax Loan Amount up to the fair market value of the Units sold, transferred, or exchanged shall become due and payable to the Company immediately; provided, however, that in the event that a Class C Common Member exchanges its Class C Common Units for PublicCo common stock pursuant to the Bresnan Exchange Agreement and not all shares of PublicCo common stock received in such exchange are permitted by PublicCo to be sold pursuant to a securities registration, only the amount of such Member’s outstanding Tax Loan Amount up to the excess, if any, of (i) the fair market value of PublicCo common stock received by such Member that are permitted to be sold, over (ii) forty-six percent (46%) of the fair market value of all PublicCo common stock received by such Member in the exchange shall become due and payable immediately. In the case described in the proviso of the preceding sentence, the Company shall receive a security interest in the unsold PublicCo common stock held by the Member, and as soon as any shares of PublicCo common stock not permitted to be sold at the time of the exchange become eligible for sale pursuant to a securities registration, such Member’s outstanding Tax Loan Amount equal to the fair market value of such shares shall become immediately due and payable to the Company.

         4.8.5 Loan Documentation; Miscellaneous. A Member receiving a Tax Loan shall cooperate with the Company to document the respective parties’ rights and obligations under the Tax Loan including, without limitation, loan documentation providing for and perfecting a security interest as contemplated by Section 4.8.1. Notwithstanding any provision to the contrary in Section 4.8, (i) the Company shall not make a Tax Loan to any Member if the loan would breach, or with the passage of time or the giving of notice result in a breach of, any contractual covenants of the Company or its Subsidiaries, and (ii) a Common Member entitled to receive a Tax Loan from the Company may waive its right to receive the loan.

ARTICLE V

MANAGEMENT AND CONTROL OF THE COMPANY

         5.1 Management of the Company by Manager.

                  5.1.1 The Members hereby unanimously confirm the election of PublicCo, or its successor-in-interest which acquires directly or indirectly substantially all of the assets or businesses of PublicCo, as the manager of the Company (the “Manager”) for the period on and after November 8, 1999. At such time as the Approval of the Members means the affirmative vote, approval or consent of Members holding more than fifty percent (50%) of the Common Units, CII, or its successor-in-interest which acquires directly or indirectly substantially all of the assets or businesses of CII, shall be the Manager in place of PublicCo without further action of the Members and each of the Members hereby consents to such election of CII. No Person may be elected as Manager in addition to or in substitution of CII or PublicCo, other than an Affiliate of CII or PublicCo or any of their successors-in-interest which acquire directly or indirectly substantially all of the assets or businesses of any Affiliate of CII or PublicCo, without the approval of the Common Members owning a majority of each class of Common Units; provided, however, that no approval of the Class C

Common Members shall be required if there are fewer than Two Million (2,000,000) Class C Common Units outstanding. Except as otherwise required by applicable law and as provided in Section 5.2 with respect to the Board, the powers of the Company shall at all times be exercised by or under the authority of, and the business, property and affairs of the Company shall be managed by, or under the direction of, the Manager.

                  5.1.2 The Manager shall be authorized to elect, remove or replace directors and officers of the Company, who, subject to the direction of the Manager, shall have such authority with respect to the management of the business and affairs of the Company as set forth herein or as otherwise specified by the Manager in a resolution or resolutions of the Manager.

                  5.1.3 Except as otherwise required by applicable law, the Manager shall be authorized to execute or endorse any check, draft, evidence of indebtedness, instrument, obligation, note, mortgage, contract, agreement, certificate or other document on behalf of the Company. The Manager may delegate its authority under this Section 5.1.3 to the officers of the Company.

                  5.1.4 No annual or regular meetings of the Manager are required. The Manager may, by written consent and without prior notice (provided that prompt subsequent notice is given to the Members), take any action which it is otherwise required to take at a meeting. Such written consent may be conclusively evidenced by any reasonable means, including without limitation (i) any resolution of the board of the directors of the Manager authorizing, approving or ratifying the Company’s taking of any action or (ii) any written approval or consent of any authorized officer of the Manager on behalf of the Manager in its capacity as such authorizing, approving or ratifying such action.

                  5.1.5 Except as provided in this Agreement, the Manager’s duty of care in the discharge of its duties to the Company and the Members is limited to discharging its duties pursuant to this Agreement in good faith, with the care a corporate director of like position would exercise under similar circumstances, in the manner it reasonably believes to be in the best interests of the Company. In discharging its duties, the Manager shall not be liable to the Company or to any Member for any act or omission performed or omitted by such Person in good faith on behalf of, or in connection with the business and affairs of, the Company and in a manner reasonably believed to be within the scope of authority conferred on such Person by this Agreement, except that such Person shall be liable in respect of any loss, damage, or claim incurred by such Person by reason of such Person’s fraud, deceit, reckless or intentional misconduct, gross negligence, or a knowing violation of law with respect to such acts or omissions.

                  5.1.6 Notwithstanding the other provisions of this Section 5.1 but subject to the provisions of Section 4.7, the Manager shall provide the Bresnan Holders that are Affiliates of Blackstone Group L.P. consultative rights reasonably acceptable to the Manager so that such Bresnan Holders may maintain their VCOC status as long as they hold Class C Common Units and qualify under the VCOC Exception.

                  5.1.7 Notwithstanding the other provisions of this Section 5.1, in connection with PublicCo’s contribution to the Company of the net cash proceeds and assets received in respect of (i) the issuance of securities or incurrence of indebtedness for borrowed money or for acquisition of assets by PublicCo or (ii) the incurrence of any obligation by PublicCo under a capital lease, the Manager shall issue securities or indebtedness of the Company to PublicCo that mirrors to the extent practicable the terms and conditions of such securities, indebtedness or capital lease obligation of PublicCo, as reasonably determined by the Manager.

         5.2 Board of Directors.

                  5.2.1 Notwithstanding Section 5.1, the Manager may delegate its power to manage the business of the Company to a Board of Directors (the “Board”) which, subject to the resolutions adopted by the Manager from time to time, shall have the authority to exercise all such powers of the Company and do all such lawful acts and things as may be done by the Manager and as are not by statute or by this Agreement required to be exercised or done only by the Manager. The rights and duties of the members of the Board may not be assigned or delegated to any Person; provided that the officers specified in Section 5.4 shall act in accordance with the directions and authorizations of the Board; provided further that the Board may create committees, having such powers and performing such duties as may be assigned to it by the Board, to assist the Board and the officers in the governance of areas of importance to the Company.

                  5.2.2 Except as otherwise provided herein and to the extent that there has been a delegation of authority under Section 5.1.2, members of the Board shall possess and may exercise all the powers and privileges and shall have all of the obligations and duties to the Company and the Members granted to or imposed on directors of a corporation organized under the laws of the State of Delaware.

                  5.2.3 The number of directors shall be determined by the Manager and may be changed from time to time by the Manager. Each director shall be appointed by the Manager and shall serve in such capacity until the earlier of his or her resignation or removal (with or without cause) or replacement by the Manager.

                  5.2.4 No action, authorization or approval of the Board shall be required, necessary or advisable for the taking of any action by the Company that has been approved by the Manager. In the event that any action of the Manager conflicts with any action of the Board or any other Person, the action of the Manager shall control.

         5.3 Board of Director Meetings.

                  5.3.1 Regular Meetings. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board, but not less often than annually.

                  5.3.2 Special Meetings. Special meetings of the Board may be called by the Chief Executive Officer or any member of the Board on twenty-four (24) hours’ notice to each director. Notice of a special meeting may be given by facsimile.

                  5.3.3 Telephonic Meetings. Members of the Board may participate in any regular or special meetings of the Board, by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 5.3.3 will constitute presence in person at such meeting.

                  5.3.4 Quorum. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or this Agreement. If a quorum is not present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time until a quorum shall be present. Notice of such adjournment shall be given to any director not present at such meeting.

                  5.3.5 Action Without Meeting. Unless otherwise restricted by this Agreement, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting and without prior notice if all members of the Board consent thereto in writing and such written consent is filed with the minutes of proceedings of the Board.

                  5.3.6 Board’s Duty of Care. Except as provided in this Agreement, the director’s duty of care in the discharge of his duties to the Company and the Members is limited to discharging his duties pursuant to this Agreement in good faith, with the care a corporate director of like position would exercise under similar circumstances, in the manner he reasonably believes to be in the best interests of the Company. In discharging his duties, the director shall not be liable to the Company or to any Member for any act or omission performed or omitted by such director in good faith on behalf of, or in connection with the business and affairs of, the Company and in a manner reasonably believed to be within the scope of authority conferred on such director by this Agreement, except that such director shall be liable in respect of any loss, damage, or claim incurred by such director by reason of such Person’s fraud, deceit, reckless or intentional misconduct, gross negligence, or a knowing violation of law with respect to such acts or omissions.

         5.4 Officers.

                  5.4.1 Number, Titles, and Qualification. The Company shall have such officers as may be necessary or desirable for the business of the Company. The officers of the Company may include a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Chief Financial Officer, a Secretary, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers. The Chairman of the Board, Chief Executive Officer, President, Executive Vice Presidents, Senior Vice Presidents, and Chief Financial Officer shall be elected by the Manager or the Board. The Company shall have such other officers as may from time to time be appointed by the Manager, the Board, or the Chief Executive Officer. Each officer shall hold office until his or her successor is elected or appointed, as the case may be, and qualified or until his or her resignation or removal. Any number of offices may be held by the same person.

                  5.4.2 Removal. Any officer of the Company may be removed at any time, with or without cause, by the Manager, by the Chairman of the Board, by the Board, or, except as to the Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents, and Chief Financial Officer, by the Chief Executive Officer.

                  5.4.3 Resignations. Any officer may resign at any time by giving written notice to the Company; provided, however, that notice to the Chairman of the Board, the Chief Executive Officer or the Secretary shall be deemed to constitute notice to the Company. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  5.4.4 Vacancies. Any vacancy among the officers, whether caused by death, resignation, removal or any other cause, shall be filled in the manner prescribed for election or appointment to such office.

                  5.4.5 Action with Respect to Securities of Other Entities. Unless otherwise directed by the Manager, the Board, the Chairman of the Board, the Chief Executive Officer or any other officer of the Company authorized by the Manager, the Chairman of the Board, or the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of stockholders or equity holders of or with respect to any action of stockholders or equity holders of any Person in which the Company may hold securities and otherwise to exercise any and all rights and powers which this Company may possess by reason of its ownership of securities in such Person.

                  5.4.6 Bonds of Officers. If required by the Manager, the Chairman of the Board, the Board, or the Chief Executive Officer, any officer of the Company shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Manager, the Chairman of the Board, the Board, or the Chief Executive Officer may require.

                  5.4.7 Compensation. The salaries of the officers shall be fixed from time to time by the Board, unless and until the Board appoints a Compensation Committee.

                  5.4.8 Officers of Operating Companies, Regions or Divisions. The Chief Executive Officer shall have the power to appoint, remove and prescribe the terms of office, responsibilities and duties of the officers of the operating companies, regions or divisions of the Company, other than those who are officers of the Company appointed by the Manager or the Board.

                  5.4.9 Duties and Authority of Officers.

                           (a) Chairman of the Board. The Chairman of the Board shall have general and active responsibility for the management of the business of the Company and shall be responsible for implementing all orders and resolutions of the Manager or the Board. The Chairman of the Board shall be elected from among the directors, and the Chairman of the Board or, at the election of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Members and directors. The Chief Executive Officer shall report to the Chairman of the Board.

                           (b) Chief Executive Officer. The Chief Executive Officer shall supervise the daily operations of the business of the Company, and shall report to the Chairman of the Board. Subject to the provisions of this Agreement and to the direction of the Manager, the Chairman of the Board, or the Board, he or she shall perform all duties which are commonly incident to the office of chief executive officer of a corporation organized under the laws of the State of Delaware or which are delegated to him or her by the Manager, the Chairman of the Board, or the Board. To the fullest extent permitted by law, he or she shall have power to sign all contracts and other instruments of the Company which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Company. The Chief Executive Officer shall perform the duties and exercise the powers of the Chairman of the Board in the event of the Chairman of the Board’s absence or disability.

                           (c) President. The President shall have such powers and duties as may be delegated to him or her by the Manager, the Chairman of the Board, the Board, or the Chief Executive Officer. The President shall perform the duties and exercise the powers of the Chief Executive Officer in the event of the Chief Executive Officer’s absence or disability.

                           (d) Vice President. Each Vice President shall have such powers and duties as may be delegated to him or her by the Manager, the Chairman of the Board, the Board, or the Chief Executive Officer.

                           (e) Chief Financial Officer. The Chief Financial Officer shall have responsibility for maintaining the financial records of the Company. He or she shall render from time to time an account of all such transactions and of the financial condition of the Company. The Chief Financial Officer shall also perform such other duties as the Manager, the Board, or the Chief Executive Officer may from time to time prescribe.

                           (f) Treasurer. The Treasurer shall have the responsibility for investments and disbursements of the funds of the Company as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties as the Manager, the Board, or the Chief Executive Officer may from time to time prescribe.

                           (g) The Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the Members and the Board. He or she shall have charge of the corporate books and shall perform such other duties as the Manager, the Board, or the Chief Executive Officer may from time to time prescribe.

                           (h) Delegation of Authority. The Manager, the Chairman of the Board, the Board, or the Chief Executive Officer may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

         5.5 Indemnification.

                  5.5.1 Indemnification. To the extent permitted by applicable law, a Member (and its respective officers, directors, agents, shareholders, members, partners, and Affiliates), Manager (and its respective officers, directors, agents, shareholders, members, partners, and Affiliates), director of the Company, or officer of the Company shall be entitled to indemnification from the Company for any loss, damage, or claim incurred by such Person by reason of any act or omission performed or omitted by such Person in good faith on behalf of, or in connection with the business and affairs of, the Company and in a manner reasonably believed to be within the scope of authority conferred on such Person by this Agreement and, if applicable, the Approval of the Members or authorizations of the Manager or the Board, except that no such Person shall be entitled to be indemnified in respect of any loss, damage, or claim incurred by such Person by reason of such Person’s fraud, deceit, reckless or intentional misconduct, gross negligence, or a knowing violation of law with respect to such acts or omissions; provided, however, that any indemnity under this Section 5.5.1 shall be provided out of and to the extent of Company assets only, no debt shall be incurred by the Members in order to provide a source of funds for any indemnity, and no Member shall have any personal liability (or any liability to make any additional Capital Contributions) on account thereof.

                  5.5.2 Expenses. To the extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Member (and its respective officers, directors, agents, shareholders, members, partners or Affiliates), Manager (and its respective officers, directors, agents, shareholders, members, partners or Affiliates), director of the Company, or officer of the Company in such Person’s capacity as such in defending any claim, demand, action, suit, or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit, or proceeding upon receipt by the Company of an undertaking by or on behalf of the Member (or its respective officers, directors, agents, shareholders, members, partners or Affiliates, as applicable), Manager (or its respective officers, directors, agents, shareholders, members, partners or Affiliates, as applicable), director or officer to repay such amount if it shall be determined that such Person is not entitled to be indemnified as authorized in Section 5.5.1 hereof.

         5.6 Devotion of Time. Except as required by any individual contract and notwithstanding any provision to the contrary in this Agreement, no Manager, director of the Company, or officer of the Company is obligated to devote all of such Person’s time or business efforts to the affairs of the Company, but shall devote such time, effort, and skill as such Person deems appropriate for the operation of the Company.

         5.7 Competing Activities. Except as provided by any individual contract: (i) any Manager or Member (and their respective officers, directors, agents, shareholders, members, partners or Affiliates) may engage or invest in, independently or with others, any business activity of any type or description, including without limitation those that might be the same as or similar to the Company’s business or the business of any Subsidiary and that might be in direct or indirect competition with the Company or any Subsidiary; (ii) neither the Company or any Subsidiary nor any Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom; (iii) no Manager or Member (and their respective officers, directors, agents, shareholders, members, partners or Affiliates) shall be obligated to present any investment opportunity or prospective economic advantage to the Company or any Subsidiary, even if the opportunity is of the character that, if presented to the Company or any Subsidiary, could be taken by the Company or any Subsidiary; and (iv) any Manager or Member (and their respective officers, directors, agents, shareholders, members, partners or Affiliates) shall have the right to hold any investment opportunity or prospective economic advantage for such Manager’s or Member’s (and their respective officers’, directors’, agents’, shareholders’, members’, partners’ or Affiliates’) own account or to recommend such opportunity to Persons other than the Company or any

Subsidiary; (i) provided that as a condition to election as Manager and receiving a Membership Interest in the Company upon consummation of the IPO, PublicCo agrees that until all outstanding shares of Class B Common Stock have been converted into shares of Class A Common Stock in accordance with Clause (b)(viii) of Article Fourth of PublicCo’s certificate of incorporation as constituted as of the Class B Common Measuring Date, it shall not engage directly or indirectly, including without limitation through any Subsidiary, in any business other than (A) the Cable Transmission Business, (B) as a member or shareholder of, and subscriber to, the portal joint venture with Broadband Partners, (C) as an owner and operator of the business of Interactive Broadcaster Services Corporation, a California corporation, which shall include solely the ownership of its assets and continuation of its business substantially as owned and conducted as of September 13, 2000, (D) as a member of and service provider to the joint venture for the development of a licensable reference design for a cable set-top box with functionalities of a video cassette recorder and a personal video recorder, (E) as a member of Cable Sports, so long as Cable Sports continues to conduct substantially the same business conducted by it on October 24, 2000, (F) as a shareholder of HSA, so long as HSA continues to conduct substantially the same business as conducted by it at the time of the consummation of the transactions contemplated by the Stock Purchase Agreement dated as of October 19, 2000 among Charter Communications Ventures, LLC, HSA and Vulcan Ventures Incorporated, as it may be amended from time to time, and (G) on and after February 12, 2001, as an equity investor in @Security Broadband Corp., a Texas corporation, so long as @Security Broadband Corp. continues to conduct substantially the same business conducted by it on February 1, 2001; (ii) provided further, that to the extent that, as of the Class B Common Measuring Date, PublicCo was directly or indirectly engaged in, or had agreed to acquire directly or indirectly, an Incidental Business, so long as (a) such Incidental Businesses so engaged in by PublicCo on the Class B Common Measuring Date in the aggregate on such date accounted for less than ten percent (10%) of the consolidated revenues of the total business engaged in by PublicCo, or (b) such Incidental Businesses which on the Class B Common Measuring Date PublicCo had agreed to acquire in the aggregate on such date accounted for less than ten percent (10%) of the consolidated revenues of the total businesses to be acquired, as applicable, PublicCo may, directly or indirectly, including through any Subsidiary, continue to conduct any such Incidental Business and the foregoing limitation on the business and purpose of PublicCo shall not require that any such Incidental Business be divested by PublicCo, but PublicCo shall not, directly or indirectly, expand any such Incidental Business by means of any acquisition or any commitment of PublicCo or its Subsidiaries’ resources or financial support. PublicCo also agrees that it shall not (i) hold any assets, other than (a) working capital cash and cash equivalents held for the payment of current obligations and receivables from the Company; (b) Common Units; (c) back-to-back obligations and mirror equity interests of the Company, consisting of obligations and equity securities (other than Common Units, but including convertible securities), which are substantially equivalent to liabilities or obligations or securities of PublicCo to third parties; (d) assets subject to an existing obligation to contribute such assets (or successor assets) to the Company in exchange for Units; (e) assets acquired as a result of the issuance of (x) common stock of PublicCo and/or preferred stock of PublicCo and/or (y) liabilities or obligations of PublicCo, subject to an existing obligation to contribute such assets (or successor assets) to the Company in exchange for Common Units (in respect of the common stock of PublicCo issued) and/or for mirror equity securities (other than Common Units, but including convertible securities, in respect of the mirror equity securities issued) of the Company and/or liabilities or obligations of the Company (in respect of the liabilities or obligations incurred), which are substantially equivalent to the equity securities and/or liabilities and obligations of PublicCo issued to acquire such assets; or (f) goodwill or deferred tax assets, or (ii) incur any liabilities or obligations for borrowed money, for acquisition of assets or under any capital lease, other than (a) in connection with back-to-back obligations of the Company to PublicCo consisting of liabilities or obligations of the Company which are substantially equivalent to liabilities or obligations of PublicCo to a third party; (b) liabilities or obligations incident to the acquisition of Units in exchange for common stock of PublicCo; or (c) liabilities or obligations as contemplated by Clauses (i)(d) and (e) immediately above. PublicCo further agrees (x) that it shall not issue, transfer from treasury stock or repurchase shares of its common stock unless in connection with any such issuance, transfer, or repurchase PublicCo takes all requisite action such that, after giving effect to all such issuances, transfers or repurchases, the number of outstanding shares of common stock will equal on a one-for-one basis the number of Common Units owned by PublicCo; (y) that it shall not issue, transfer from treasury stock or repurchase shares of preferred stock of PublicCo unless in connection with any such issuance, transfer or repurchase PublicCo takes all requisite action such that, after giving effect to all such issuances, transfers or repurchases, PublicCo holds mirror equity interests of the Company which are in the aggregate substantially equivalent to the outstanding preferred stock of PublicCo; and (z) upon any reclassification of the Common Units, whether by combination, division or otherwise, it shall take all requisite action so that the number of outstanding shares of common stock will equal on a one-for-one basis the number of Common Units owned by PublicCo.

         The Company agrees that, until all outstanding shares of Class B Common Stock have been converted into shares of Class A Common Stock in accordance with Clause (b)(viii) of Article Fourth of PublicCo’s certificate of incorporation as constituted as of the Class B Common Measuring Date, without the Approval of the Class A Common Members, (i) the Company shall not engage directly or indirectly, including without limitation through any Subsidiary, in any business other than (A) the Cable Transmission Business, (B) as a member or shareholder of, and subscriber to, the portal joint venture with Broadband Partners, (C) as an owner and operator of the business of Interactive Broadcaster Services Corporation, a California corporation, which shall include solely the ownership of its assets and continuation of its business substantially as owned and conducted as of September 13, 2000, (D) as a member of and service provider to the joint venture for the development of a licensable reference design for a cable set-top box with functionalities of a video cassette recorder and a personal video recorder, (E) as a member of Cable Sports, so long as Cable Sports continues to conduct substantially the same business conducted by it on October 24, 2000, (F) as a shareholder of HSA, so long as HSA continues to conduct substantially the same business as conducted by it at the time of the consummation of the transactions contemplated by the Stock Purchase Agreement dated as of October 19, 2000 among Charter Communications Ventures, LLC, HSA and Vulcan Ventures Incorporated, as it may be amended from time to time, and (G) on and after February 12, 2001, as an equity investor in @Security Broadband Corp., a Texas corporation, so long as @Security Broadband Corp. continues to conduct substantially the same business conducted by it on February 1, 2001; and (ii) to the extent that, as of the Class B Common Measuring Date, the Company was directly or indirectly engaged in, or had agreed to acquire directly or indirectly, an Incidental Business, so long as (a) such Incidental Businesses so engaged in by the Company on the

Class B Common Measuring Date in the aggregate on such date accounted for less than ten percent (10%) of the consolidated revenues of the total business engaged in by the Company or (b) such Incidental Businesses which on the Class B Common Measuring Date the Company had agreed to acquire in the aggregate on such date accounted for less than ten percent (10%) of the consolidated revenues of the total businesses to be acquired, as applicable, the Company may, directly or indirectly, including through any Subsidiary, continue to conduct any such Incidental Business and the foregoing limitation on the business and purpose of the Company shall not require that any such Incidental Business be divested by the Company, but the Company shall not, directly or indirectly, expand any such Incidental Business by means of any acquisition or any commitment of the Company or its Subsidiaries’ resources or financial support.

         The Company and each Member acknowledge that the other Members, the Manager (and their respective officers, directors, agents, shareholders, members, partners or Affiliates) and the officers or directors of the Company (to the extent expressly permitted in their employment agreement) might own or manage other businesses, including businesses that may compete with the Company or any Subsidiary for the time of the Member or Manager. Without limiting the generality of the foregoing, the Company and each Member acknowledge that Vulcan Ventures Inc., an Affiliate of CII and Vulcan Cable, entered into an agreement to purchase convertible preferred stock of RCN Corporation, which may be deemed to be engaged in the cable transmission business. The Company and each Member acknowledge that none of them shall have any interest in the securities of RCN Corporation to be acquired by Vulcan Ventures Inc. or any RCN Corporation common stock into which such securities are convertible, and that Vulcan Ventures Inc. shall not have any obligation to them on account thereof. To the extent that, at law or at equity, any Member or Manager (and their respective officers, directors, agents, shareholders, members, partners or Affiliates) or officers or directors of the Company have duties (including fiduciary duties) and liabilities relating to the Company and the other Members, such Person shall not be liable to the Company or the other Members for its good faith reliance on the provisions of this Agreement including this Section 5.7. The Company and each Member hereby waive any and all rights and claims that the Company or such Member may otherwise have against the other Members and the Manager (and their respective officers, directors, agents, shareholders, members, partners or Affiliates) or officers or directors of the Company as a result of any such permitted activities. The provisions of this Agreement, and any agreement between the Company and any Member entered into in reliance on this Section 5.7, to the extent that they restrict the duties and liabilities of a Manager or Member (and their respective officers, directors, agents, shareholders, members, partners or Affiliates) or officers or directors of the Company otherwise existing at law or in equity, are agreed by the Company and the Members to replace such other duties and liabilities of such Person.

         5.8 Remuneration for Management or Other Services. The Manager, directors, and officers of the Company shall be entitled to reasonable remuneration for providing management or other services to the Company, all as determined by the Manager.

         5.9 Reimbursement of Expenses. The Company shall reimburse the Manager, directors of the Company, and officers of the Company for the actual and reasonable costs, fees, and expenses paid or incurred by any Person for goods, materials, services, and activities acquired or used by or for the benefit of the Company, or performed or undertaken for the benefit of the Company. Without limiting the generality of the foregoing, the Company shall reimburse PublicCo, for all costs, fees, and expenses paid or incurred by PublicCo in connection with the IPO and its compliance with the Securities Act, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and any other applicable federal and state securities laws without duplication of any expense paid.

ARTICLE VI

ALLOCATIONS OF NET PROFITS AND NET LOSSES
AND
DISTRIBUTIONS

         6.1 Allocations of Net Profits. After giving effect to the special allocations set forth in Sections 6.3 and 6.5 herein (and any allocations required by Section 3.6.6 herein), Net Profits for any Allocation Period shall be allocated to the Members as follows:

                  6.1.1 For any Allocation Period ending prior to the Class B Common Change Date, if the Company has Combined Book Losses for such Allocation Period, then:

                           (a) to each of the Common Members (including the Class A Common Members) other than the Class B Common Members, in an amount equal to (i) the amount of Net Profits, multiplied by (ii) such Common Member’s Percentage Interest; and

                           (b) in addition to the amount allocated to the Class A Common Members pursuant to Section 6.1.1(a), to the Class A Common Members, to be allocated among them in proportion to their Percentage Interests, in an amount equal to (i) the amount of Net Profits, multiplied by (ii) the Class B Common Members’ aggregate Percentage Interests.

                  6.1.2 For any Allocation Period ending after the Class B Common Change Date, if the Company has Combined Book Losses for such Allocation Period, then to each of the Common Members in accordance with such Common Member’s Percentage Interest.

                  6.1.3 For any Allocation Period ending after the Class B Common Measuring Date, if the Company has Combined Book Profits for such Allocation Period and if there is any Special Allocation Amount as of the beginning of such Allocation Period, then:

                           (a) to each of the Common Members (including the Class A Common Members) other than the Class B Common Members, in an amount equal to (i) the amount of Net Profits, multiplied by (ii) such Common Member’s Percentage Interest;

                           (b) in addition to the amount allocated to the Class A Common Members pursuant to Section 6.1.3(a), to the Class A Common Members, to be allocated among them in proportion to their Percentage Interests, in an amount equal to (i) the amount of Net Profits, multiplied by (ii) the product of the Class B Common Members’ aggregate Percentage Interests and the Special Allocation Amount Ratio; provided, however, that the allocation of Net Profits pursuant to this Section 6.1.3(b) shall be subject to Section 6.4; and

                           (c) to the Class B Common Members, to be allocated among them in proportion to their Percentage Interests, in an amount equal to (i) the amount of Net Profits multiplied by the Class B Common Members’ aggregate Percentage Interests, minus (ii) the amount of Net Profits allocated to the Class A Common Members pursuant to Section 6.1.3(b) for such Allocation Period.

                  6.1.4 For any Allocation Period ending after the Class B Common Measuring Date, if the Company has Combined Book Profits for such Allocation Period and if there is no Special Allocation Amount as of the beginning of such Allocation Period, then to each of the Common Members in accordance with such Common Member’s Percentage Interest.

         6.2 Allocations of Net Losses. After giving effect to the special allocations set forth in Sections 6.3 and 6.5 herein (and any allocations required by Section 3.6.6 herein), Net Losses for any Allocation Period shall be allocated to the Members as follows:

                  6.2.1 For any Allocation Period ending prior to the Class B Common Change Date:

                           (a) to each of the Common Members (including the Class A Common Members) other than the Class B Common Members, in an amount equal to (i) the amount of Net Losses, multiplied by (ii) such Common Member’s Percentage Interest; and

                           (b) in addition to the amount allocated to the Class A Common Members pursuant to Section 6.2.1(a), to the Class A Common Members, to be allocated among them in proportion to their Percentage Interests, in an amount equal to (i) the amount of Net Losses, multiplied by (ii) the Class B Common Members’ aggregate Percentage Interests.

                  6.2.2 For any Allocation Period ending after the Class B Common Change Date, to each of the Common Members in accordance with such Common Member’s Percentage Interest.

                  6.2.3 Notwithstanding Sections 6.2.1 and 6.2.2, an allocation of Net Losses under Section 6.2.1 or 6.2.2 hereof shall not be made to the extent it would create or increase an Adjusted Capital Account Deficit for a Member or Members at the end of any Allocation Period. Any Net Losses not allocated because of the preceding sentence shall be allocated to the other Member or Members in proportion to such Member’s or Members’ respective Percentage Interests; provided, however, that to the extent such allocation would create or increase an Adjusted Capital Account Deficit for another Member or Members at the end of any Allocation Period, such allocation shall be made to the remaining Member or Members in proportion to the respective Percentage Interests of such Member or Members.

         6.3 Special Allocations. The following special allocations shall be made in the following order:

                  6.3.1 Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Article VI, if there is a net decrease in Company Minimum Gain during any Allocation Period, each

Member shall be specially allocated items of Company income and gain for such Allocation Period (and, if necessary, subsequent Allocation Periods) in an amount equal to the portion of such Member’s share of the net decrease in Company Minimum Gain which share of such net decrease shall be determined in accordance with Regulations Section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.1 is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                  6.3.2 Member Minimum Gain Chargeback. Except as otherwise provided in Regulation Section 1.704-2(i)(4), notwithstanding any other provision of this Article VI, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Period, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt (which share shall be determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Company income and gain for such Allocation Period (and, if necessary, subsequent Allocation Periods) in an amount equal to that portion of such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.2 is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                  6.3.3 Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) or any other event creates an Adjusted Capital Account Deficit, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.3.3 shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VI have been tentatively made as if this Section 6.3.3 were not in the Agreement.

                  6.3.4 Nonrecourse Deductions Referable to Liabilities Owed to Non-Members. Any Nonrecourse Deductions for any Allocation Period and any other deductions or losses for any Allocation Period referable to a liability owed by the Company to a Person other than a Member to the extent that no Member bears the economic risk of loss shall be specially allocated to the Members in accordance with their Percentage Interests.

                  6.3.5 Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Allocation Period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt or other liability to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i) and Regulations Section 1.704-1(b).

                  6.3.6 Section 754 Adjustments. To the extent an adjustment to the Basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the Basis of the asset) or loss (if the adjustment decreases such Basis) and such gain or loss shall be specially allocated to the Members in accordance with Regulations Section 1.704-1(b)(2)(iv)(m).

                  6.3.7 Depreciation and Amortization. All of the remaining items of Company deduction for Depreciation for any Allocation Period shall be specially allocated to the Members as follows:

                           (a) For any Allocation Period ending prior to the Class B Common Change Date, if the Company has Combined Book Losses for such Allocation Period, then: (x) to each of the Common Members other than the Class A Common Members, the Class B Common Members, and the Class C Common Members in an amount equal to (i) the amount of the item to be allocated, multiplied by (ii) such Member’s Percentage Interest; and (y) to the Class A Common Members, to be allocated among them in proportion to their Percentage Interests, in an amount equal to (i) the amount of the item to be allocated, multiplied by (ii) the Class B Common Members’ aggregate Percentage Interests.

                           (b) For any Allocation Period ending after the Class B Common Change Date, if the Company has Combined Book Losses for such Allocation Period, then to each of the Common Members other than the Class A Common Members and the Class C Common Members in an amount equal to (i) the amount of the item to be allocated, multiplied by (ii) such Member’s Percentage Interest.

                           (c) For any Allocation Period ending after the Class B Common Measuring Date, if the Company has Combined Book Profits for such Allocation Period and if there is any Special Allocation Amount as of the beginning of such Allocation Period, then: (x) to each of the Common Members other than the Class A Common Members, the Class B Common Members, and the Class C Common Members in an amount equal to (i) the amount of the item to be allocated, multiplied by (ii) such Member’s Percentage Interest; (y) to the Class A Common Members, to be allocated among them in proportion to their Percentage Interests, in an amount equal to (i) the amount of the item to be allocated, multiplied by (ii) the product of the Class B Common Members’ aggregate Percentage Interests and the Special Allocation Amount Ratio; provided, however, that the allocation of items pursuant to this Section 6.3.7(c)(y) shall be subject to Section 6.4; and (z) to the Class B Common Members, to be allocated among them in proportion to their Percentage Interests, in an amount equal to (i) the amount of the item to be allocated multiplied by the Class B Common Members’ aggregate Percentage Interests, minus (ii) the amount of such item allocated to the Class A Common Members pursuant to Section 6.3.7(c)(y) for such Allocation Period.

                           (d) For any Allocation Period ending after the Class B Common Measuring Date, if the Company has Combined Book Profits for such Allocation Period and if there is no Special Allocation Amount as of the beginning of such Allocation Period, then to each of the Common Members other than the Class A Common Members and the Class C Common Members in an amount equal to (i) the amount of the item to be allocated, multiplied by (ii) such Member’s Percentage Interest.

                           (e) For any Allocation Period ending prior to the Class C Common Change Date, to each of the Class C Common Members in an amount determined as follows: The allocation provisions in this Article VI shall first be applied tentatively without taking into account any items of Depreciation, other than items of Depreciation allocated under Sections 6.3.4 and 6.3.5. Such tentative application of the allocation provisions shall result in a calculation of the amount of the taxable income or loss (“Tentative Taxable Income” or “Tentative Tax Loss,” respectively) that would be allocated to each Class C Common Member by the Company if such tentative application were final. Next, items of Depreciation under this Section 6.3.7(e) shall be allocated to each Class C Common Member with Tentative Taxable Income to the extent necessary to cause the amount of the taxable income, excluding any taxable income arising from a sale or other disposition (other than in the ordinary course of business) of any Class C Common Contributed Property (to the extent that at the time of its contribution to the Company its Gross Asset Value differs from its Basis), allocated to such Member by the Company to be equal, or as nearly equal as possible, to zero. In allocating items of Depreciation to each Class C Common Member with Tentative Taxable Income pursuant to the preceding sentence, the Company shall, to the extent possible, allocate to such Member a uniform percentage of each item of Depreciation allocated under Section 6.3.7. If the allocation of items of Depreciation under this Section 6.3.7(e) is insufficient to reduce to zero such taxable income for each Class C Common Member, then such items shall be allocated to the Class C Common Members in proportion to their respective Tentative Taxable Incomes. No items of Deprecation under this Section 6.3.7(e) shall be allocated to any Class C Common Member with a Tentative Tax Loss. For purposes of this Section 6.3.7, the Company’s taxable income or loss, as determined in accordance with Code Section 703(a), shall include all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1). With respect to each of Blackstone BC Capital Partners, L.P., Blackstone BC Offshore Capital Partners, L.P., Blackstone Family Media Partnership III L.P., William J. Bresnan, and BCI (USA), LLC, if the allocation of items of Depreciation to such Member under the foregoing provisions of this Section 6.3.7(e), for any Allocation Period ending prior to the Class C Common Change Date, is insufficient to cause the amount of such Member’s Alternative Minimum Tax (as hereinafter defined) to be equal, or as nearly equal as possible, to zero, then additional items of Depreciation shall be allocated to such Member under this Section 6.3.7(e) to the extent necessary to cause such result. To the extent practicable, such allocation of additional items of Depreciation shall be made in a manner consistent with the provisions governing the allocation of other items of Depreciation under this Section 6.3.7(e). For purposes of this Section 6.3.7(e), “Alternative Minimum Tax” means, with respect to such a Member, the amount of the tax imposed by Code Section 55(a) (as determined in accordance with Code Sections 55 through 59, inclusive), excluding any such tax attributable to a sale or other disposition (other than in the ordinary course of business) of any Class C Common Contributed Property (to the extent that at the time of its contribution to the Company its Gross Asset Value differs from its Basis), assuming that such Member has no income, gain, loss, deduction, or other item to be taken into account for federal income tax purposes other than such Member’s allocations from the Company.

                           (f) For any Allocation Period ending after the Class C Common Change Date, to each of the Class C Common Members in an amount determined as follows: The allocation provisions in this Article VI, excluding the provisions of Section 6.5 calling for offsetting special allocations to be made as a result of the operation of this Section 6.3.7(f), shall first be applied tentatively and with two hypothetical modifications. First, all items of Depreciation, other than items of Depreciation allocated under Section 6.3.5, shall be hypothetically allocated to the Members in accordance with their Percentage Interests. Second, tax allocations with respect to each Class C Common Contributed Property and to each property (other than cash) contributed by CII in exchange for Class A Common Units (in each case, to the extent that at the time of its contribution to the Company its Gross Asset Value differs from its Basis) shall be hypothetically made using the Remedial Method so as to eliminate distortions caused by the ceiling rule described in Regulations Section 1.704-3(b)(1), without changing the amount of the items of Depreciation (as determined under the rules of Regulations Section 1.704-1(b)(2)(iv)(g)(3)) that are hypothetically allocated pursuant to the preceding sentence and that are attributable to such Class C Common Contributed Property or to such property contributed by CII (in each case, to the extent that at the time of its contribution to the Company its Gross Asset Value differs from its Basis). Such tentative application of the allocation provisions shall result in a calculation of the amount of the Tentative Taxable Income or Tentative Tax Loss that would be allocated to each Class C Common Member by the Company if such tentative application, with the two hypothetical modifications described above, were final. Next, in lieu of the two hypothetical modifications described above, items of Depreciation under this Section 6.3.7(f) shall be allocated to each Class C Common Member so as to cause the amount of the taxable income or loss allocated to such Member by the Company (using the Traditional Method with respect to each Class C Common Contributed Property and to each property (other than cash) contributed by CII in exchange for Class A Common Units, in each case to the extent that at the time of its contribution to the Company its Gross Asset Value differs from its Basis) to be equal, or as nearly equal as possible, to that Member’s Tentative Taxable Income or Tentative Tax Loss, whichever is applicable. For purposes of this Section 6.3.7, Class C Common Contributed Property includes certain underlying assets held directly or indirectly by the Company (e.g., the assets of CC VIII, LLC, a Delaware limited liability company, or its successor) to the extent that, for purposes of the application of Code Section 704(c) principles and Regulations Section 1.704-3, a Class C Common Member is treated as a contributing partner or its equivalent with respect to such assets.

         (g)  To the extent not allocated under (a), (b), (c), (d), (e) or (f) above, to the Class A Common Members, to be allocated among them in proportion to their Percentage Interests.

If the aggregate amount of the items of Depreciation available to be allocated under this Section 6.3.7 for any Allocation Period is less than the sum of the items of Depreciation provided for under Section 6.3.7(a), (b), (c), or (d), on the one hand, and the items of Depreciation provided for under Section 6.3.7(e) or (f), on the other, then the items of Depreciation available to be allocated under this Section 6.3.7 for such Allocation Period shall be divided between Section 6.3.7(a), (b), (c), or (d), on the one hand, and Section

6.3.7(e) or (f), on the other, in proportion to the respective amounts of the items of Depreciation provided for under such Sections. Notwithstanding the foregoing provisions of this Section 6.3.7, an allocation of items of Depreciation under such provisions shall be subject to a limitation similar to that set forth in Section 6.2.3 (including the related provisions of Section 6.5.1), and in the event that such a limitation precludes any allocation, the Manager shall, to the extent possible, make appropriate adjustments in other allocations hereunder to take into account the effect of such limitation.

                  6.3.8 Preferred Return Allocations. All or a portion of the remaining items of Company income and, to the extent income is insufficient, gain shall be specially allocated to each Class A Preferred Member in an amount equal to the cumulative Class A Preferred Return Amount (with respect to which there has been no allocation under this Section 6.3.8) for any Class A Preferred Units (i) redeemed from such Member during the Allocation Period pursuant to Section 3.5.2 or 3.5.3, (ii) Transferred by such Member to PublicCo or any other Person pursuant to the Rifkin Contribution Agreement, the Rifkin Put Agreement or this Agreement, or (iii) with respect to which liquidating distributions are made pursuant to Article IX. If, in addition to items of income, items of gain are to be allocated pursuant to the foregoing sentence and the Company has items of both short-term capital gain and long-term capital gain, all of the Company’s items of short-term capital gain shall be allocated before any items of long-term capital gain are allocated.

                  6.3.9 Non-Operating Profits and Non-Operating Losses. Non-Operating Profits and Non-Operating Losses for any Allocation Period shall be specially allocated to the Members as follows:

                           (a) If the Company has Non-Operating Profits for such Allocation Period and if, disregarding any allocations that may be made pursuant to Section 6.3.9(a)(y) for the current Allocation Period, there would be any Special Allocation Amount as of the end of such Allocation Period after all other allocations provided for in this Article VI were made (the “Tentative Special Allocation Amount”), then: (x) to each of the Common Members (including the Class A Common Members) other than the Class B Common Members, in an amount equal to (i) the amount of the item to be allocated, multiplied by (ii) such Common Member’s Percentage Interest; (y) in addition to the amount allocated to the Class A Common Members pursuant to Section 6.3.9(a)(x), to the Class A Common Members, to be allocated among them in proportion to their Percentage Interests, in an amount equal to (i) the amount of the item to be allocated, multiplied by (ii) the product of the Class B Common Members’ aggregate Percentage Interests and the Tentative Special Allocation Amount Ratio; and (z) to the Class B Common Members, to be allocated among them in proportion to their Percentage Interests, in an amount equal to (i) the amount of the item to be allocated multiplied by the Class B Common Members’ aggregate Percentage Interests, minus (ii) the amount of such item allocated to the Class A Common Members pursuant to Section 6.3.9(a)(y) for such Allocation Period.

                           (b) If the Company has Non-Operating Profits for such Allocation Period and if there is no Tentative Special Allocation Amount as of the end of such Allocation Period, then to each of the Common Members in an amount equal to (i) the amount of the item to be allocated, multiplied by (ii) such Common Member’s Percentage Interest.

                           (c) If the Company has Non-Operating Losses for such Allocation Period, then to each of the Common Members in an amount equal to (i) the amount of the item to be allocated, multiplied by (ii) such Common Member’s Percentage Interest.

                           (d) Notwithstanding Section 6.3.9(c), an allocation of Non-Operating Losses under Section 6.3.9(c) hereof (i.e., a proportionate part of every item of gain and loss that otherwise would be allocated under Section 6.3.9(c)) shall not be made to the extent it would create or increase an Adjusted Capital Account Deficit for a Member or Members at the end of any Allocation Period. Any Non-Operating Losses not allocated because of the preceding sentence shall be allocated to the other Member or Members in proportion to such Member’s or Members’ respective Percentage Interests; provided, however, that to the extent such allocation would create or increase an Adjusted Capital Account Deficit for another Member or Members at the end of any Allocation Period, such allocation shall be made to the remaining Member or Members in proportion to the respective Percentage Interests of such Member or Members.

                  6.3.10 Imputed Interest. If any Member or an Affiliate of any Member is imputed any interest income from the Company, then (i) such Member shall be deemed to have made a Capital Contribution in an amount equal to the amount of the Company’s imputed interest expenditures related thereto, and (ii) the Company’s deductions attributable to such expenditures shall be specially allocated to such Member. If there are no such deductions, the Manager shall make appropriate adjustments in other allocations hereunder to cause the effect of any Code Section 704(b) book basis attributable to such expenditures to be allocated to such Member. Consistent with the foregoing principles, the Manager may, if appropriate, make similar allocations and adjustments in the case of interest income imputed from an Affiliate of the Company.

         6.4 Certain Allocations to the Class A Common Members and the Class B Common Members. Notwithstanding any other provision of this Article VI (other than the Regulatory Allocations), the allocations to the Class A Common Members and the Class B Common Members shall be subject to the following provisions:

                  6.4.1 The allocations to the Class A Common Members of Net Profits pursuant to Section 6.1.3(b) and of items of Depreciation pursuant to Section 6.3.7(c)(y) shall be limited in amount and made in a manner such that the total amount of the net taxable income allocated to the Class A Common Members in respect of the aggregate allocations of Net Profits pursuant to Section 6.1.3(b), of items of Depreciation pursuant to Section 6.3.7(c)(y), and of Non-Operating Profits pursuant to Section 6.3.9(a)(y) (collectively, the “Special Profit Allocations”) is no greater than the total amount of the net tax loss allocated to the Class A Common Members in respect of the aggregate Net Profits, Net Losses, and items of Depreciation allocated to the Class A Common Members pursuant to Sections 6.1.1(b), 6.2.1(b), and 6.3.7(a)(y), respectively (collectively, the “Special Loss Allocations”).

                  6.4.2 In the event of the dissolution of the Company or the occurrence of any other event with respect to which the distribution rights of the Class A Common Members or the Class B Common Members are determined in whole or in part by reference to their Capital Account balances, the Special Loss Allocations (to the extent that they have not previously been offset with Special Profit Allocations or special allocations of other items pursuant to this Section 6.4) shall be offset either with current Special Profit Allocations or, to the extent that such current Special Profit Allocations are insufficient, with special allocations between the Class A Common Members and the Class B Common Members, to the extent possible, of other items of Company income, gain, loss, or deduction. Capital Account adjustments shall be made to reflect such allocations before any distributions in connection with such events are made. The Manager shall make such offsetting special allocations of other items in whatever manner it determines appropriate so that, after such offsetting allocations are made: (i) the Capital Account balances of the Class A Common Members and the Class B Common Members are, to the extent possible, equal to the Capital Account balances such Members would have had if the Special Loss Allocations, the Special Profit Allocations, Sections 6.1.3(c), 6.3.7(c)(z), and 6.3.9(a)(z), and the exclusion of the Class B Common Members from Sections 6.1.1(a), 6.1.3(a), 6.2.1(a), 6.3.7(a)(x), 6.3.7(c)(x), and 6.3.9(a)(x) had not been part of this Agreement; and (ii) to the maximum extent consistent with attaining the Capital Account balances described in the preceding clause (i), the total amount of the net taxable income allocated to the Class A Common Members in respect of the aggregate Special Profit Allocations and special allocations of other items pursuant to this Section 6.4 is no greater than the total amount of the net tax loss allocated to the Class A Common Members in respect of the aggregate Special Loss Allocations.

                  6.4.3 In the event that Class A Common Units are transferred, directly or indirectly, to PublicCo as part of a Non-Recognition Transaction, if (i) the Special Loss Allocations have not been fully offset with prior or current Special Profit Allocations or special allocations of other items pursuant to this Section 6.4 and (ii) CII or Vulcan Cable so elects with respect to its Class A Common Units transferred as part of such Non-Recognition Transaction, then the Special Loss Allocations with respect to such Class A Common Units (to the extent that they have not been so offset) shall be offset with special allocations between the Class A Common Members and the Class B Common Members, to the extent possible, of other items of Company income, gain, loss, or deduction. The Manager shall make such offsetting special allocations of other items in whatever manner it determines appropriate so that, after such offsetting allocations are made: (i) the Capital Account balances of the Class A Common Members with respect to the Class A Common Units transferred as part of such Non-Recognition Transaction are, to the extent possible, equal to the Capital Account balances such Members would have had with respect to such Class A Common Units if the Special Loss Allocations, the Special Profit Allocations, Sections 6.1.3(c), 6.3.7(c)(z), and 6.3.9(a)(z), and the exclusion of the Class B Common Members from Sections 6.1.1(a), 6.1.3(a), 6.2.1(a), 6.3.7(a)(x), 6.3.7(c)(x), and 6.3.9(a)(x) had not been part of this Agreement; and (ii) to the maximum extent consistent with attaining the Capital Account balances described in the preceding clause (i), the total amount of the net taxable income allocated to the Class A Common Members with respect to such Class A Common Units in respect of the aggregate Special Profit Allocations and special allocations of items pursuant to this Section 6.4 is no greater than the total amount of the net tax loss allocated to the Class A Common Members with respect to such Class A Common Units in respect of the aggregate Special Loss Allocations.

                  6.4.4 For purposes of this Section 6.4, net taxable income allocated in respect of a Special Profit Allocation or a special allocation of another item pursuant to

Section 6.4.2 or 6.4.3 refers to the net taxable income that is allocated in respect thereof for the same Allocation Period for which such Special Profit Allocation or other special allocation is made.

                  6.4.5 If any special allocations of other items are made pursuant to Section 6.4.2 or 6.4.3, the Manager shall thereafter make appropriate adjustments in the determination of the Special Allocation Amount and any subsequent Special Profit Allocations so as to reflect that such special allocations of other items have had the effect of offsetting certain Special Loss Allocations.

                  6.4.6 If any Class A Common Units are redeemed by the Company or any additional Class A Common Units are issued, the Manager shall thereafter make appropriate adjustments in the determination of the Special Allocation Amount, any subsequent Special Profit Allocations, and any special allocations of other items pursuant to Section 6.4.2 or 6.4.3 so that (i) the Special Allocation Amount excludes any amount with respect to redeemed Units, and (ii) the proportion in which the Special Profit Allocations are allocated among the Class A Common Members takes into account that, as a result of the issuance of additional Class A Common Units, the Percentage Interest of the Member to which such Units were issued may need to be reduced for purposes of determining such Member’s proper share of the Special Profit Allocations.

         6.5 Curative Allocations.

                  6.5.1 The allocations set forth in Sections 6.2.3, 6.3.1, 6.3.2, 6.3.3, 6.3.4, 6.3.5, 6.3.6, and 6.3.9(d) (collectively, the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. The allocations set forth in Section 6.3.7 are intended to effectuate certain agreements of the Members (such allocations other than the allocations set forth in Sections 6.3.7(a)(y) and 6.3.7(c)(y) are collectively referred to for purposes of this Section 6.5.1 as the “Depreciation Allocations”). It is the intent of the Members that, to the extent possible, the Regulatory Allocations and the Depreciation Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction to the extent provided by this Section 6.5.1. Therefore, subject to Section 6.5.2 but notwithstanding any other provision of this Article VI (other than the Regulatory Allocations), the Manager shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, a Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had (the “Target Capital Account”) if the Regulatory Allocations and the Depreciation Allocations were not part of this Agreement and all Company items were allocated pursuant to Sections 6.1, 6.2.1, 6.2.2, 6.3.7(a)(y), 6.3.7(c)(y), 6.3.8, 6.3.9 (other than subsection (d) thereof), 6.3.10, and 6.4. In exercising its discretion under this Section 6.5.1, the Manager shall take into account any future Regulatory Allocations under Sections 6.3.1 and 6.3.2 that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 6.3.4 and 6.3.5.

                  6.5.2 The Manager shall implement the offsetting special allocations in Section 6.5.1 in such a manner that:

                           (a) For any Allocation Period covered by Section 6.3.7(e), no special allocations shall be made under Section 6.5.1 to either the Class A Common Members or the Class C Common Members to offset the allocations made as a result of the operation of Section 6.3.7(e), except in the event of the dissolution of the Company or the occurrence of any other event with respect to which the distribution rights of the Class A Common Members or the Class C Common Members are determined in whole or in part by reference to their Capital Account balances, in which case the special allocations to be made to the Class A Common Members, the Class C Common Members, or both, to offset the allocations arising as a result of the operation of Section 6.3.7(e) and the corresponding Capital Account adjustments shall be made before any distributions in connection with such events are made.

                           (b) For any Allocation Period covered by Section 6.3.7(f), the special allocations to be made under Section 6.5.1 to the Class A Common Members, the Class C Common Members, or both, to offset the allocations arising as a result of the operation of Section 6.3.7(f) shall be limited in amount and made in a manner such that the amount of the taxable income allocated to any Class C Common Member shall be no less than, and the amount of the tax loss allocated to any Class C Common Member shall be no greater than, that Member’s Tentative Taxable Income or Tentative Tax Loss, respectively, for such Allocation Period; provided, however, that in the event of the dissolution of the Company or the occurrence of any other event with respect to which the distribution rights of the Class A Common Members or the Class C Common Members are determined in whole or in part by reference to their Capital Account balances, the foregoing limitations shall apply only to the extent consistent with attaining the Target Capital Accounts and such Capital Account adjustments shall be made before any distributions in connection with such events are made.

                           (c) In the case of the offsetting special allocations to be made to the Class A Common Members, the Class C Common Members, or both, arising as a result of the operation of Section 6.3.7(e), (i) the total amount of the increase in the taxable income allocated to the Class A Common Members as a result of such offsetting special allocations shall be no greater than the excess, if any, of the Allocated Tax Deductions over the Baseline Tax Deductions, and (ii) the total amount of the decrease in the taxable income allocated to the Class A Common Members as a result of such offsetting special allocations shall be no less than the excess, if any, of the Baseline Tax Deductions over the Allocated Tax Deductions; provided, however, that in the event of the dissolution of the Company or the occurrence of any other event with respect to which the distribution rights of the Class A Common Members or the Class C Common Members are determined in whole or in part by reference to their Capital Account balances, the foregoing limitations shall apply only to the extent consistent with attaining the Target Capital Accounts and such Capital Account adjustments shall be made before any distributions in connection with such events are made. For purposes of this Section 6.5.2(c), the “Allocated Tax Deductions” shall mean the total amount of the tax deductions allocated to the Class A Common Members in respect of the items of Depreciation allocated to the Class A Common Members pursuant to Section 6.3.7(g) for the Allocation Periods ending prior to the Class C Common Change Date, and the “Baseline Tax Deductions” shall mean the total amount of the tax deductions that would have been allocated to the Class A Common Members if items of Depreciation allocated under Section 6.3.7 had been allocated to the Class A Common Members in accordance with their Percentage Interests for the Allocation Periods ending prior to the Class C Common Change Date.

                           (d) For purposes of Sections 6.5.2(b) and 6.5.2(c), an increase or decrease in taxable income or tax loss allocated in respect of an offsetting special allocation refers to the increase or decrease in taxable income or tax loss that is allocated in respect thereof for the same Allocation Period for which such offsetting special allocation is made.

         6.6 Other Allocation Rules.

                  6.6.1 Allocation of Items Included in Net Profits and Net Losses. Whenever a proportionate part of the Net Profits or Net Losses is allocated to a Member, every item of income, gain, loss, or deduction entering into the computation of such Net Profits or Net Losses shall be credited or charged, as the case may be, to such Member in the same proportion.

                  6.6.2 Allocations in Respect of a Transferred Membership Interest. If any Membership Interest is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any Allocation Period of the Company, (i) such transfer of or increase or decrease in Membership Interest shall be deemed to have occurred as of the end of the day on which such transfer or increase or decrease occurs, and (ii) each item of income, gain, loss, deduction, or credit of the Company for such Allocation Period shall be allocated among the Members, as determined by the Manager in accordance with any method permitted by Code Section 706(d) and the Regulations promulgated thereunder in order to take into account the Members’ varying interests in the Company during such Allocation Period.

         6.7 Tax Allocations.

         6.7.1 Code Section 704(c). The allocations specified in this Agreement shall govern the allocation of items to the Members for Code Section 704(b) book purposes, and the allocation of items to the Members for tax purposes shall be in accordance with such book allocations, except that solely for tax purposes and notwithstanding any other provision of this Article VI:

                           (a) In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members (including Members who succeed to the Membership Interest of any other Members or former members of the Company) so as to take account of any variation between the Basis of such property to the Company and its initial Gross Asset Value.

                           (b) In the event the Gross Asset Value of any Company asset is adjusted pursuant to Subsection 2 of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the Basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

                           (c) The allocations described in (a) and (b) above shall be made in accordance with Regulations Section 1.704-3 using the Traditional Method.

                  6.7.2 Tax Credits. Tax credits, if any, shall be allocated among the Members in proportion to their Percentage Interests.

                  6.7.3 Excess Nonrecourse Liabilities. To the extent that the Company’s “excess nonrecourse liabilities” within the meaning of Regulations Section 1.752-3(a)(3) are allocated among the Members in accordance with their interests in Company profits, the Members’ interests in Company profits are, solely for purposes of making such allocation, in proportion to their Percentage Interests.

         6.8 Obligations of Members to Report Consistently. The Members are aware of the income tax consequences of the allocations specifically set forth in this Article VI and hereby agree to be bound by such allocations in reporting their shares of Company income and loss for income tax purposes.

         6.9 Distributions by the Company to Members. Prior to the occurrence of any event specified in Section 9.1, and subject to availability of funds, applicable law, and any limitations contained elsewhere in this Agreement (and after giving effect to any distributions required by Section 3.6.6 herein), Net Cash From Operations and Net Cash From Sales or Refinancings may be distributed at such times and in such amounts as may be approved by the Manager, to Common Members in proportion to their respective Percentage Interests.

         6.10 Advances or Drawings. Distributions of money and property shall be treated as advances or drawings of money or property against a Member’s distributive share of income and as current distributions made on the last day of the Company’s taxable year with respect to such Member.

         6.11 Distributees; Liability for Distributions. All distributions made pursuant to Section 6.9 shall be made only to the Persons who, according to the books and records of the Company, hold the Membership Interests in respect of which such distributions are made on the actual date of distribution. Neither the Company nor any Member, Manager, or officer shall incur any liability for making distributions in accordance with Section 6.9.

         6.12 Form of Distributions. A Member, regardless of the nature of the Member’s Capital Contributions, has no right to demand and receive any distribution from the Company in any form other than money. No Member may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members.

         6.13 Return of Distributions. Except for distributions made in violation of the Act or this Agreement, or as otherwise required by law, no Member shall be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company. Notwithstanding any provision of this Agreement to the contrary, a Member who receives a distribution from the Company shall have no liability to return any portion of such distribution after the expiration of three (3) years from the date of the distribution pursuant to Section 18-607(c) of the Act.

         6.14 Limitation on Distributions. Notwithstanding any provision to the contrary in this Agreement, the Company shall not make a distribution to any Member on account of such Member’s interest in the Company if such distribution would (i) violate Section 18-607 of the Act or other applicable law or (ii) breach, or with the passage of time or the giving of notice result in a breach of, any contractual covenants of the Company or its Subsidiaries (provided that the Company shall negotiate such covenants in good faith to permit distributions under Section 6.9).

         6.15 Withholding. Any tax required to be withheld with respect to any Member under Section 1446 or other provisions of the Code, or under the law of any state or other jurisdiction, shall be treated for all purposes of this Agreement (i) as a distribution of cash to be charged against current or future distributions to which such Member would otherwise have been entitled, or (ii) if determined by the Manager in writing, as a demand loan to such Member bearing interest at a rate per annum equal to the rate of interest then announced by The Bank of New York as its prime commercial lending rate plus two hundred (200) basis points.

ARTICLE VII

TRANSFER OF INTERESTS

         7.1 Transfer of Interests In General.

                  7.1.1 Conditions to Transfer. No Member shall be entitled to Transfer all or any part of such Member’s Membership Interest unless all of the following conditions have been met: (a) the Company shall have received a written notice of the proposed Transfer, setting forth the circumstances and details thereof; (b) except for Transfers specifically authorized by Section 7.2.3, the Company shall (at its option) have received a written opinion from counsel reasonably satisfactory to the Company, which in the case of a permitted Transfer contemplated by Section 7.2 shall be the Company’s counsel, in form and substance reasonably satisfactory to the Company, specifying the nature and circumstances of the proposed Transfer and any related transactions of which the proposed Transfer is a part, and based on such facts stating that the proposed Transfer and any related transactions will not be in violation of any of the registration provisions of the Securities Act, or any applicable state securities laws; (c) the Company shall have received from the transferee a written consent to be bound by all of the terms and conditions of this Agreement; (d) the Transfer will not result in the loss of any license or regulatory approval or exemption that has been obtained by the Company and is materially useful in the conduct of its business as then being conducted or proposed to be conducted; (e) the Transfer will not result in a material and adverse limitation or restriction on the operations of the Company taken as a whole; (f) the Company is reimbursed upon request for its reasonable out-of-pocket expenses, except in the case of a permitted Transfer contemplated by Section 7.2, in connection with the Transfer; (g) if the Transfer to the proposed transferee is not otherwise specifically authorized by Section 7.2, the Transfer has been approved by the Manager, which consent may be given or withheld, conditioned or delayed as the Manager may determine in its sole discretion; (h) if the proposed transferee is not a Member or the Transfer to the proposed transferee is not otherwise specifically authorized by Section 7.2, the Transfer receives the Approval of the Members; (i) the Transfer will not cause the

Company to be treated as a “publicly traded partnership” within the meaning of section 7704 of the Code, and (j) the Transfer will not cause the Company to be treated as an “investment company” within the meaning of section 3 of the Investment Company Act of 1940, as amended.

                  7.1.2 Pledges. Notwithstanding anything to the contrary in Section 7.1, a Member may pledge, grant a security interest in or otherwise encumber all or a portion of its Membership Interest, without compliance with Sections 7.1.1(g) and (h) but subject to the other provisions of Section 7.1, if prior thereto, the pledgee or secured party delivers to the Company a written agreement acknowledging receipt of a copy of this Agreement and unconditionally agreeing that any foreclosure of the pledge or security interest shall be treated as a Transfer of such Membership Interest to which all provisions of this Article VII apply.

                  7.1.3 Invalid Transfers. To the fullest extent permitted by law, Transfers in violation of this Section 7.1 or in violation of any other provision of this Article VII or this Agreement shall be null and void ab initio and of no effect whatsoever.

         7.2 Permitted Transfers. Subject to the provisions of Section 7.1 (except with respect to the Transfers described in Sections 7.2.4 and 7.2.5), the Units may be Transferred under the following circumstances:

                  7.2.1 Class A Common Units. Class A Common Units may be Transferred to any Person, including without limitation, PublicCo or any Affiliate of CII or Vulcan Cable.

                  7.2.2 Class B Common Units. Class B Common Units may be Transferred to any Affiliate of PublicCo, CII, or Vulcan Cable.

                  7.2.3 Class C Common Units. Class C Common Units may be Transferred to the Bresnan Permitted Transferees, and Class C Common Units with respect to which any option pursuant to the Bresnan Put Agreement has been exercised and Paul G. Allen or the Company has breached its purchase obligations under such put agreements may be Transferred to any transferee; provided, however, that (i) each such transferee must agree to be bound by the terms of this Agreement and other applicable equity documents (including the Bresnan Exchange Agreement), (ii) each such transferee must represent that it is an accredited investor and give such other investment representations and other undertakings as are customarily given by Persons acquiring securities in a private placement, and (iii) the Transfer to such transferee must be effected pursuant to an exemption from registration under applicable securities laws.

                  7.2.4 Class A Preferred Units. Class A Preferred Units may be Transferred to any Person to which a Class A Preferred Member is permitted to assign its rights under the Rifkin Put Agreement in accordance with Section 10.9 thereof; provided, however, that (i) each such transferee agrees to be bound by the terms of the Agreement, (ii) each such transferee (x) represents that it is an accredited investor and gives such other investment representations and other undertakings as are customarily given by Persons acquiring securities in a private placement or (y) provides the Company with a written opinion of counsel reasonably satisfactory to the Company that such Transfer would not result in a violation of the registration requirements of the Securities Act, and (iii) any such Transfer will not result in violation of the registration requirements of the Securities Act.

                  7.2.5 Transfer to Paul G. Allen, the Company, and Certain Other Transferees. Notwithstanding anything to the contrary in this Agreement, all Units shall be freely transferable without restriction to Paul G. Allen (or his Affiliates), the Company, or any other Person to which Units may be put pursuant to the Rifkin Put Agreement, or the Bresnan Put Agreement.

                  7.2.6 Transfers to PublicCo. Notwithstanding anything to the contrary in this Agreement, certain Persons may Transfer their Units to PublicCo in exchange for the Class A Common Stock or Class B Common Stock of PublicCo, pursuant to the terms of the Bresnan Exchange Agreement, the CII Exchange Agreement, and certain employee option/compensatory plans and agreements of the Company.

                  7.2.7 Admission of a Transferee as a Member. Each transferee (other than the Company) of a Transfer of a Membership Interest permitted by Section 7.2 shall be admitted to the Company as a Member of the Company upon completion of the Transfer in accordance with the conditions set forth in Sections 7.1 and 7.2.

         7.3 Effective Date of Permitted Transfers. Any permitted Transfer of all or any portion of a Membership Interest shall be effective no earlier than the date following the date upon which the requirements of this Agreement have been met. Any Transfer, issuance, or redemption of all or any portion of a Membership Interest on any date shall be deemed to have occurred as of the end of such date.

         7.4 Effect of Permitted Transfers. After the effective date of any Transfer of any part of a Membership Interest in accordance with this Agreement, the Membership Interest so Transferred shall continue to be subject to the terms, provisions, and conditions of this Agreement and any further Transfers shall be required to comply with all of the terms, provisions, and conditions of this Agreement. Any transferee of all or any portion of a Membership Interest shall take subject to the restrictions on Transfer imposed by this Agreement. Notwithstanding anything to the contrary in this Section 7.4, any part of a Membership Interest Transferred to the Company shall be deemed cancelled.

         7.5 Substitution of Members. Except as provided in Section 7.2, a transferee of a Membership Interest shall not have the right to become a substitute Member until each of the following is true: (i) the requirements of Section 7.1.1 are satisfied; (ii) such Person executes an instrument satisfactory to the Members approving the transfer and to the Manager accepting and adopting the terms, provisions, and conditions of this Agreement, including without limitation Section 10.15 herein, with respect to the acquired Membership Interest; and (iii) such Person pays any reasonable out-of-pocket expenses of the Company in connection with such Person’s admission as a new Member. The admission of a substitute Member shall not result in the release of the Member who assigned the Membership Interest from any liability that such Member may have to the Company.

ARTICLE VIII

BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

         8.1 Books and Records. The Manager shall cause the books and records of the Company to be kept, and the financial position and the results of its operations to be recorded, in accordance with generally accepted accounting principles; provided, however, that the Manager may, to the extent appropriate under applicable tax and accounting principles, maintain separate and corresponding records for book and tax purposes. The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business.

         8.2 Delivery to Members and Inspection.

                  8.2.1 Upon the request of any Member, the Manager shall make reasonably available to the requesting Member the Company’s books and records; provided, however, that the Manager shall have the right to keep confidential from the Members, for such period of time as the Manager deems reasonable, any information which the Manager reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Manager in good faith believes is not in the best interest of the Company or could damage the Company or its business or which the Company is required by law or by agreement with a third party to keep confidential.

                  8.2.2 Any request, inspection, or copying of information by a Member under this Section 8.2 may be made by that Person or that Person’s agent or attorney.

         8.3 Financial Statements.

                  8.3.1 General. The Manager shall provide any Member with such periodic operating and financial reports of the Company as such Member may from time to time reasonably request.

                  8.3.2 Annual Report. The Manager shall cause annual audited financial statements to be sent to each Member holding more than one Unit not later than 90 days after the close of the calendar year, but in the case of a Member holding more than one-tenth (1/10) of one percent (1%) of outstanding Common Units, in no event later than when PublicCo receives such statements. The report shall contain a balance sheet as of the end of the calendar year and an income statement and statement of cash flow for the calendar year. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied and be accompanied by the report thereon of the independent accountants engaged by the Company.

         8.4 Tax Returns. The Manager shall cause to be prepared at least annually information necessary for the preparation of the Members’ federal and state income tax and information returns. The Manager shall send or cause to be sent to each Member, or as soon as practicable following the end of each Allocation Period, but in no event later than July 15, (i) such information as is necessary to complete such Member’s federal and state income tax or information returns, and (ii) a schedule setting forth each Member’s Capital Account balance as of the end of the most recent Allocation Period. The Manager shall cause the income tax and information returns for the Company to be timely filed with the appropriate authorities. If a Member requests, the Company shall provide such Member with copies of the Company’s federal, state, and local income tax or information returns for that year, tax-related schedules, work papers, appraisals, and other documents as reasonably required by such Member in preparing its tax returns.

         8.5 Other Filings. The Manager also shall cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Certificate and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules, and regulations.

         8.6 Bank Accounts. The Manager shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other Person.

         8.7 Accounting Decisions and Reliance on Others. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Manager or the Board. The Manager or the Board may rely upon the advice of the Company’s accountants as to whether such decisions are in accordance with accounting methods followed for federal income tax purposes or financial accounting purposes (as applicable).

         8.8 Tax Matters.

                  8.8.1 Taxation as Partnership. The Company shall be treated as a partnership for tax purposes. The Company shall avail itself of any election or procedure under the Code or the Regulations and under state and local tax law, including any “check-the-box” election, for purposes of having an entity classified as a partnership for tax purposes, and the Members shall cooperate with the Company in connection therewith and hereby authorize the Manager, directors, and officers to take whatever actions and execute whatever documents are necessary or appropriate to effectuate the foregoing.

                  8.8.2 Elections; Tax Matters Partner. Subject to the provisions of this Agreement, the Manager shall from time to time cause the Company to make such tax elections as it deems to be necessary or appropriate. The Members hereby designate CII as the “tax matters partner” (within the meaning of Code Section 6231(a)(7)) to represent the Company in connection with all examinations of the Company’s affairs by tax authorities, including without limitation resulting judicial and administrative proceedings, and shall expend Company funds for professional services and costs associated therewith.

                  8.8.3 Section 754 Election. At the request of a transferee of or other successor to any Units that takes a federal income tax basis in such Units greater than the proportionate share of the Basis of the Company’s property with respect to such Units, the Manager shall cause the Company to make an election under Section 754 of the Code, unless the Manager determines that such an election should not be made because any Member who holds a number of Units (or other equity interests) at least as great as the number (or value) being transferred has a built-in federal income tax loss with respect to such Units (or other equity interests) held objects to such an election. If the Company elects, pursuant to Section 754 of the Code and any like provision of applicable state law, to adjust the Basis of the Company’s property or, if any other information is necessary to implement this Section 8.8.3, then each Member shall provide the Company with all information necessary to give effect to such elections and to implement such provisions.

ARTICLE IX

DISSOLUTION AND WINDING UP

         9.1 Dissolution. The Company shall be dissolved, its assets shall be disposed of, and its affairs shall be wound up on the first to occur of the following:

                           (a) The entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act;

                           (b) The Approval of the Members; provided, however, that prior to the beginning of the Put Period (as defined in the Bresnan Put Agreement), the Company will not be dissolved or liquidated without the consent of all Bresnan Holders, which consent shall not be unreasonably withheld; or

                           (c) The last remaining Member’s ceasing to be a Member of the Company unless the Company is continued without dissolution in accordance with the Act.

         9.2 Winding Up. Upon the occurrence of any event specified in Section 9.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Manager shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the assets and liabilities of the Company, shall either cause its assets to be sold to any Person or distributed to a Member, and if sold, as promptly as is consistent with obtaining the fair market value thereof, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 9.5 herein. All actions and decisions required to be taken or made by such Person(s) under this Agreement shall be taken or made only with the consent of all such Person(s).

         9.3 Distributions in Kind. Any non-cash asset distributed to one or more Members shall first be valued at its fair market value to determine the gain or loss that would have been included in the amounts allocated pursuant to Article VI if such asset were sold for such value. Such gain or loss shall then be allocated pursuant to Article VI, and the Members’ Capital Accounts shall be adjusted to reflect such allocations. The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed asset shall be the fair market value of such interest (net of any liability secured by such asset that such Member assumes or takes subject to). Notwithstanding anything to the contrary in this Section 9.3, the Company shall not make distributions of non-cash assets to any Member who objects.

         9.4 Determination of Fair Market Value. For purposes of Section 9.2 and 9.3, the fair market value of each asset of the Company shall be determined in good faith by the Manager, or if the Common Members holding more than one percent (1%) of all outstanding Common Units request, by an independent, third-party appraiser experienced in the valuation of the type of assets at issue, selected in good faith by the Manager and the

Common Members requesting such appraisal. The Company shall bear the costs of the appraisal.

         9.5 Order of Distributions Upon Liquidation. After satisfying (whether by payment or reasonable provision for payment) the debts and liabilities of the Company to the extent required by law, including without limitation debts and liabilities to Members who are creditors of the Company to the extent permitted by law, the remaining assets shall be distributed to the Members in the following order:

                  9.5.1 First, to the Class A Preferred Members as of the date of distribution, pro rata to such Members in accordance with the respective sums of (i) their Class A Preferred Contributed Amounts in respect of the Class A Preferred Units then held by them, and (ii) the Class A Preferred Return Amounts with respect to such Units, until each such Member shall have received an amount equal to such sum with respect to such Member as of the date of distribution; provided, however, that no distribution shall be made pursuant to this Section 9.5.1 that creates or increases a Capital Account deficit for any Member which exceeds such Member’s obligation deemed and actual to restore such deficit, determined as follows: Distributions shall first be determined tentatively pursuant to this Section 9.5.1 without regard to the Members’ Capital Accounts, and then the allocation provisions of Article VI shall be applied tentatively as if such tentative distributions had been made. If any Member shall thereby have a deficit Capital Account which exceeds such Member’s obligation (deemed or actual) to restore such deficit, the actual distribution to such Member pursuant to this Section 9.5.1 shall be equal to the tentative distribution to such Member less the amount of the excess to such Member; and

                  9.5.2 Second, to the Common Members in accordance with their positive Capital Account balances, after taking into account income and loss allocations for the Company’s taxable year during which liquidation occurs.

         Such liquidating distributions shall be made by the end of the Company’s taxable year in which the Company is liquidated, or, if later, within ninety (90) days after the date of such liquidation.

         9.6 Limitations on Payments Made in Dissolution. Each Member shall be entitled to look solely to the assets of the Company for the return of such Member’s positive Capital Account balance. Notwithstanding that the assets of the Company remaining after payment of or due provision for all debts, liabilities, and obligations of the Company may be insufficient to return the Capital Contributions or share of Net Profits reflected in such Member’s positive Capital Account balance, a Member shall have no recourse against the Company or any other Member.

         9.7 Certificate of Cancellation. Upon completion of the winding up of the affairs of the Company, the Manager, as an authorized person, shall cause to be filed in the office of the Delaware Secretary of State, an appropriate certificate of cancellation.

         9.8 Termination. The Company shall terminate when all of the assets of the Company have been distributed in the manner provided for in this Article IX, and the certificate of cancellation is filed in accordance with Section 9.7.

         9.9 No Action for Dissolution. Except as expressly permitted in this Agreement and to the fullest extent permitted by law, a Member shall not take any voluntary action that directly causes a dissolution of the Company.

         9.10 Bankruptcy or Incapacity of a Member. The bankruptcy (as defined in the Act) of a Member or the incapacity of a Member who is an individual shall not cause the Member to cease to be a Member of the Company, and upon such an event, the Company shall continue without dissolution.

ARTICLE X

MISCELLANEOUS

         10.1 Complete Agreement. This Agreement (including any schedules or exhibits hereto), any documents referred to herein or therein (the “Transaction Documents”), and the Certificate contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein or in the Transaction Documents. Except for the Transaction Documents, this Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

         10.2 Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement shall be binding upon and inure to the benefit of the Members, and their respective heirs, representatives, successors and permitted assigns.

         10.3 Parties in Interest. Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Members and their respective heirs, representatives, successors and permitted assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

         10.4 Pronouns; Statutory References; Agreement References. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations, the Act, or other statutes or laws shall include all amendments, modifications, or replacements of the specific sections and provisions concerned. Any reference to any agreement defined in Article I of this Agreement shall include all amendments, modifications, or replacements of the specific sections and provisions concerned.

         10.5 Headings. All headings herein are inserted only for convenience and ease of reference and shall not be considered in the construction or interpretation of any provision of this Agreement.

         10.6 References to this Agreement. Numbered or lettered articles, sections, and subsections herein contained refer to articles, sections, and subsections of this Agreement unless otherwise expressly stated.

         10.7 Governing Law. This Agreement shall be enforced, governed by, and construed in accordance with the laws of the State of Delaware, regardless of the choice or conflict of laws provisions of Delaware or any other jurisdiction.

         10.8 Severability. If any provision of this Agreement or the application of such provision to any Person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those to which it is held invalid shall not be affected thereby.

         10.9 Additional Documents and Acts. Each Member agrees to execute and deliver, from time to time, such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

         10.10 Notices. Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement shall be in writing (which may include facsimile) and shall be deemed to have been given and received when delivered to the address specified by the party to receive the notice. The respective address of each Member shall be as set forth on Schedule A attached hereto. Any party may, at any time by giving five (5) days’ prior written notice to the other parties, designate any other address in substitution of the foregoing address to which such notice shall be given.

         10.11 Amendments. Any amendment to this Agreement shall be adopted and be effective as an amendment hereto only upon the Approval of the Members; provided, however, (i) that this Agreement may not be amended in a manner that is adverse to the Class C Common Members, without the consent of Class C Common Members owning a majority of the Class C Common Units adversely affected, (ii) that this Agreement may not be amended in a manner that is adverse to the Class A Common Members, without the approval of the Class A Common Members owning a majority of the Class A Common Units adversely affected, and (iii) that this Agreement may not be amended (a) in a manner that is adverse to the Class A Preferred Members with respect to their redemption and preferred return rights under Section 3.5.2 or 3.5.3, transfer rights under Section 7.2.5, or liquidation rights under Section 9.5.1 or (b) in a manner that adversely alters any other expressly articulated rights of the Class A Preferred Members hereunder and that treats the Class A Preferred Members in a discriminatory manner vis-à-vis the Common Members, without the consent of Class A Preferred Members owning a majority of the Class A Preferred Units. Without limiting the generality of the foregoing, no consent of the Members, other than the Approval of the Members, shall be required to amend this Agreement (x) to issue additional Units or any other securities of the Company pursuant to the terms of this Agreement, (y) to admit additional Members in connection with any issuance of Units to such Persons pursuant to the terms of this Agreement, or (z) to subdivide or combine any outstanding Units pursuant to Section 3.6.1 of this Agreement. Each Member hereby irrevocably constitutes and appoints the Manager as its true and lawful attorney-in-fact, in its name, place, and stead, to make, execute, acknowledge, and file any duly adopted amendment to or restatement of this Agreement (solely to the extent that such Member’s consent is not required under this Agreement). It is expressly intended by each Member that the power of attorney granted by the preceding sentence is coupled with an interest, shall be irrevocable, and shall survive and not be affected by the subsequent disability or incapacity of such Member (or if such Member is a corporation, partnership, trust, association, limited liability company or other legal entity, by the dissolution or termination thereof).

         10.12 No Interest in Company Property; Waiver of Action for Partition. No Member has any interest in specific property of the Company or any Subsidiary. Without limiting the foregoing, each Member irrevocably waives during the duration of the Company any right that such Member may have to maintain any action for partition with respect to the property of the Company.

         10.13 Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         10.14 Remedies Cumulative. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any Person may be lawfully entitled.

         10.15 Investment Representation. Each Member hereby represents to, and agrees with, the other Members and the Company that such Member is acquiring the Membership Interest for investment purposes for such Member’s own account only and not with a view to or for sale in connection with any distribution of all or any part of the Membership Interest. No other Person will have any direct or indirect beneficial interest in or right to the Membership Interest.

         10.16 Spousal Consent. Each Member who is a married individual shall, upon becoming a Member or, if later, upon becoming married, cause his spouse to execute a spousal consent in the form attached hereto as Schedule 10.16 and shall furnish such consent to the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the date first written above.

Charter Communications, Inc.

By:	/s/ Marcy Lifton

Marcy Lifton, Vice President

Class A Preferred Members Class A Common Members Class C Common Members

By:	Charter Communications, Inc., as an attorney-in-fact pursuant to Section 10.11 of the Existing LLC Agreement

By:	/s/ Marcy Lifton

Marcy Lifton, Vice President

Accepting its appointment as the Manager of the Company under and to the extent provided in Section 5.1.1 of this Agreement:

Charter Investment, Inc.

By:	/s/ Marcy Lifton

Marcy Lifton, Vice President

Charter Communications, Inc.

By:	/s/ Marcy Lifton

Marcy Lifton, Vice President

SCHEDULE A

Members; Address; Number of Units

						Class A
						Preferred
	Class A	Class B	Class C	Class A	Class B	Contributed
Member/Address	Common	Common	Common	Preferred	Preferred	Amount

Charter Investment, Inc.	217,585,246

12444 Powerscourt Drive, Suite 400 St. Louis, Missouri 63131 Attn: Jerald L. Kent

Vulcan Cable III Inc.	106,715,233

110 110th Avenue, N.E., Suite 550 Bellevue, WA 98004 Attn: William D. Savoy

Charter Communications, Inc.		294,267,540			505,664

12444 Powerscourt Drive, Suite 400 St. Louis, Missouri 63131 Attn: Jerald L. Kent

BCI (USA), LLC			4,992,380

c/o Bresnan Communications, Inc. 709 Westchester Avenue White Plains, New York 10604 Attn: Jeffrey S. DeMond and Robert V. Bresnan, Esq.

William J. Bresnan			241,232

c/o Bresnan Communications, Inc. 709 Westchester Avenue White Plains, New York 10604 Attn: Jeffrey S. DeMond and Robert V. Bresnan, Esq.

Blackstone BC Capital Partners L.P.			8,112,382

c/o The Blackstone Group 345 Park Avenue New York, New York 10154 Attn: Simon Lonergan

Blackstone BC Offshore Capital			909,681

Partners L.P. c/o The Blackstone Group 345 Park Avenue New York, New York 10154 Attn: Simon Lonergan

						Class A
						Preferred
	Class A	Class B	Class C	Class A	Class B	Contributed
Member/Address	Common	Common	Common	Preferred	Preferred	Amount

Blackstone Family Media			575,877

Partnership III L.P. c/o The Blackstone Group 345 Park Avenue New York, New York 10154 Attn: Simon Lonergan

CRM I Limited Partnership				325,412		$325,412

c/o Charles R. Morris III 4875 South El Camino Drive Englewood, CO 80111

CRM II Limited Partnership, LLLP				1,127,321		$1,127,321

c/o Charles R. Morris III 4875 South El Camino Drive Englewood, CO 80111

Charles R. Morris, III				1,553,469		$1,553,469

4875 South El Camino Drive Englewood, CO 80111

SCHEDULE 10.16

         The undersigned is the spouse of _____ and acknowledges that _____ [he/she] has read the Amended and Restated Limited Liability Company Agreement (“Agreement”) of Charter Communications Holding Company, LLC, a Delaware limited liability company (the “Company”), dated as of _______, as amended or supplemented from time to time, and understands its provisions. The undersigned is aware that, by the provisions of the Agreement, _____ [he/she] and _____ [his/her] spouse have agreed to sell or transfer all _____ [his/her] Membership Interest in the Company, including any community property interest or quasi-community property interest, in accordance with the terms and provisions of the Agreement. The undersigned hereby expressly approves of and agrees to be bound by the provisions of the Agreement in its entirety, including, but not limited to, those provisions relating to the sales and transfers of Membership Interests and the restriction thereon. If the undersigned predeceases _____ [his/her] spouse when _____ [his/her] spouse owns any Membership Interest in the Company, _____ [he/she] hereby agrees not to devise or bequeath whatever community property interest or quasi-community property interest _____ [he/she] may have in the Company in contravention of the Agreement.

Date:____________________________

Signature:________________________

Name:___________________________